UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Whiting Petroleum Corporation
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2019 PROXY STATEMENT

Notice of 2019 Annual Meeting of Stockholders

To be Held on May 1, 2019

WHITING PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 1, 2019

Dear Stockholders:

The annual meeting of stockholders of Whiting Petroleum Corporation will be held on Wednesday, May 1, 2019, at 10:00 a.m., Mountain Time, in the 1700 Club, located on the lower level of the Wells Fargo Center at 1700 Lincoln Street, Denver, Colorado 80203, for the following purposes:

•	to elect three directors to hold office until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified;

•	to approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

•	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019;

•	to approve an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan; and

•	to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 7, 2019 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the annual meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. For more details, see “How do I vote?” under “Questions and Answers About the Annual Meeting and Voting” in the accompanying proxy statement.

By Order of the Board of Directors

WHITING PETROLEUM CORPORATION

Bruce R. DeBoer
Corporate Secretary

Denver, Colorado

March 19, 2019

PROXY STATEMENT

WHITING PETROLEUM CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 1, 2019

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Whiting Petroleum Corporation. The Annual Meeting will be held on Wednesday, May 1, 2019 at 10:00 a.m., Mountain Time, in the 1700 Club, located on the lower level of the Wells Fargo Center at 1700 Lincoln Street, Denver, Colorado 80203. The proxy materials, including this proxy statement, proxy card or voting instructions and our 2018 annual report, are being distributed and made available on or about March 19, 2019.

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote your shares over the Internet or via the toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials, or, if you received or request a paper copy of the proxy card, by signing and returning it in the postage paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Description	Board Recommendation	Page
1	Election of directors	FOR each nominee	3

2	Advisory approval of Executive Compensation	FOR	43

3	Ratification of Deloitte & Touche LLP as 2019 auditor	FOR	45

4	Approve amendment and restatement of 2013 Equity Incentive Plan	FOR	46

2019 Proxy Statement | 1

CORPORATE GOVERNANCE

Our Commitment to Corporate Governance and Stockholder Engagement

We seek to maintain and enhance our corporate governance practices by refining such practices to align with evolving practices, issues raised by our stockholders and otherwise as circumstances warrant. Our corporate governance is overseen by our Board, all of the members of which are independent other than our chief executive officer. The independent members of our Board annually elect a lead director, who is an independent director. We have formalized the role of the lead director and have set forth the duties of the lead director in our Corporate Governance Guidelines as described below under “Board Leadership Structure; Lead Director.” Our by-laws include proxy access provisions pursuant to which stockholders meeting specified threshold may nominate and include in our proxy materials director nominees in accordance with our by-laws as described below under “Selection of Director Candidates.”

We also place great value on stockholder outreach and engage regularly with our investors to gain insights into the corporate governance issues about which they care most. Our chairman, president and chief executive officer, Bradley J. Holly, met with several of our larger stockholders over the course of 2018. We aim to seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and also to help ensure we maintain appropriate corporate governance practices. During 2018, we met with 27 of our larger stockholders representing approximately 48% of the outstanding common stock of our company. We also attended, made presentations and engaged with our stockholders at fourteen investor conferences throughout 2018.

Values and Sustainability

During 2018, under the leadership of Mr. Holly, we engaged in a plan to improve our culture, empower our people, engage our communities and ensure our success, which, among other things, resulted in the development of the following statement of our values:

•	Highest Integrity – Exhibiting the highest ethical standards

•	Engaged Leadership – Leading, serving and inspiring others

•	Business Excellence – Achieving operational excellence

•	Effective Communication – Exchanging information in a purposeful and productive way

•	Meaningful Stewardship – Preserving our environment and enriching our communities

•	Safety Always – Protecting people, property and communities

We recognized that building an enduring company must include the integration of sustainability planning and reporting as a key component of our strategy. In 2016, we began the integration of sustainability planning and reporting by posting initial sustainability disclosures on our website, www.whiting.com. In 2017, we completed a materiality assessment to identify the sustainability topics that are relevant and applicable to our business. We studied industry peers and external stakeholder groups to identify and prioritize new and emerging issues important to our employees and stakeholders in anticipation of the enhancement of our website reporting. Periodically, we plan to reassess our list of material issues based on Environmental, Social and Governance (ESG) reporting ratings and trends, sustainability reporting and framework, shareholder engagement and other sources to validate our material issues and content for this reporting.

In 2018, we contracted with Ernst & Young LLP to develop a more robust website reporting program. Our enhanced sustainability reporting takes the following frameworks into consideration when developing and identifying metrics included in these disclosures:

•	The Global Reporting Initiative (GRI) Sustainability Reporting Standards and Oil and Gas Sector disclosures

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•	The International Petroleum Industry Environmental Conservation Association’s (IPIECA) Oil and Gas Industry Guidance on Voluntary Sustainability Reporting

In this website sustainability reporting, we describe our strategy and performance regarding material economic, environmental and social issues for calendar year 2017. When conducting our internal review of performance data for this reporting, we built upon our typical review process and initiated a more detailed investigation of the performance data. Based on this analysis, we revised many of the historical environmental values stated in prior sustainability reports to improve the quality of our data set. We are committed to updating the performance data in a timely manner and to continuously reviewing enhancements to our overall sustainability reporting.

Proposal 1 – Election of Directors

Our certificate of incorporation and by-laws currently provide that our directors are divided into three classes, with staggered terms of three years each. At the Annual Meeting, the stockholders will elect three directors to hold office until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

The following sets forth certain information, as of March 7, 2019, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting, including an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors.

Nominees for Election at the Annual Meeting

Thomas L. Aller
Independent Director Director since 2003 Age 70 Committees: Compensation Audit

Mr. Aller retired as Senior Vice President of Operations Support for Alliant Energy Corporation in 2014. He served as Senior Vice President – Energy Resource Development of Alliant Energy Corporation from 2009 to 2013 and President of Interstate Power and Light Company since 2004. Prior to that, he served as President of Alliant Energy Investments, Inc. since 1998 and interim Executive Vice President – Energy Delivery of Alliant Energy Corporation since 2003 and Senior Vice President – Energy Delivery of Alliant Energy Corporation since 2004. From 1993 to 1998, he served as Vice President of IES Investments. He received his Bachelor’s Degree in political science from Creighton University and his Master’s Degree in municipal administration from the University of Iowa.

Qualifications:

Mr. Aller’s particular experience with our company, including from 1997 through 2003 when he served as a director of our company’s operating subsidiary prior to our initial public stock offering, and his business acumen and experience in the energy sector led to the conclusion that he should serve as a director.

2019 Proxy Statement | 3

James E. Catlin
Independent Director Director since 2014 Age 72 Committees: None

Mr. Catlin was a co-founder of Kodiak Oil & Gas Corp. (“Kodiak”) and served at Kodiak as a director since 2001 and Executive Vice President of Business Development since 2011 until we acquired Kodiak in 2014. Mr. Catlin also previously served as Chairman of the Board from 2002 until 2011, Secretary from 2002 to 2008 and Chief Operating Officer from 2006 until 2011. Mr. Catlin has nearly 40 years of geologic experience primarily in the Rocky Mountain Region. Mr. Catlin was an owner of CP Resources LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Catlin was a Founder, Vice President and Director of Deca Energy from 1980 to 1986 and worked as a district geologist for Petroleum Inc. and Fuelco prior to this time. He received a Bachelor of Arts and a Master’s of Science Degree in Geology from the University of Northern Illinois in 1973.

Qualifications:

Mr. Catlin’s extensive training and experience with respect to geology and executive level experience working with oil and natural gas companies led to the conclusion he should serve as a director. The terms of the merger agreement pursuant to which we acquired Kodiak also required that Mr. Catlin be appointed as a director.

Michael B. Walen
Independent Director Director since 2013 Age 70 Committees: Nominating and Governance Compensation

Mr. Walen was the Senior Vice President – Chief Operating Officer of Cabot Oil and Gas Corporation from 2001 until 2010 and served in other management and exploration positions prior to that time. He has 40 years of exploration and management experience with independent oil and gas companies including PetroCorp Inc., Patrick Petroleum Co., TXO Production Co. and Tenneco Oil Company. Mr. Walen was a director of Vitruvian Exploration from 2010 to 2013. Mr. Walen holds a Bachelor’s Degree in Geology from Central Washington University and a Master’s Degree in Geology from Western Washington University.

Qualifications:

Mr. Walen’s geological training, technical expertise and industry experience (particularly in shale plays), including managing operations, engineering, reserves, land and geology, led to the conclusion that he should serve as a director.

The Board recommends the foregoing nominees for election as directors for terms expiring at the 2022 Annual Meeting and urges each stockholder to vote FOR such nominees.

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Directors Continuing in Office

Terms Expiring at the 2020 Annual Meeting

Philip E. Doty
Independent Director Director since 2010 Age 75 Committees: Audit Nominating and Governance

Mr. Doty is a certified public accountant and currently an ambassador with PlanteMoran after its 2018 merger with EKS&H LLLP. From 2007 to 2018, Mr. Doty was counsel to EKS&H LLLP, the largest Colorado-based accounting and consulting firm, where he previously was a partner from 2002 to 2007. From 1967 to 2000 he worked at Arthur Andersen & Co., where he was a partner since 1978 and served as an audit partner until his retirement in 2000. During his public accounting career, he provided audit and consulting services to numerous public companies. He is a graduate of Drake University with a Bachelor’s Degree in accounting.

Qualifications:

Mr. Doty’s 49 years of experience as a certified public accountant and his expertise in oil and gas financial reporting and accounting led to the conclusion he should serve as a director.

Carin S. Knickel
Independent Director Director since 2015 Age 62 Committees: Audit Compensation	Ms. Knickel, served as Vice President of Global Human Resources and a member of the management committee of ConocoPhillips from 2003 until she retired in 2012. Her energy industry experience includes over three decades in operations leadership in refining, marketing, transportation, exploration, and production for ConocoPhillips. She also held roles in business development, strategic planning and commodity trading, and led the company’s specialty products business from 2001 to 2003. Ms. Knickel also served as Assistant Dean for Programs and Talent for the University of Colorado College of Engineering from 2013 through 2014. She has a Bachelor’s Degree in marketing from the University of Colorado and a Master’s Degree in management science from the Massachusetts Institute of Technology.
	Other Public Company Boards:	Hudbay Minerals Inc. Vermilion Energy Inc.
Qualifications: Ms. Knickel’s broad range of operational and administrative experience in the oil and gas industry led to the conclusion she should serve as a director.

2019 Proxy Statement | 5

Terms Expiring at the 2021 Annual Meeting

William N. Hahne
Independent Director Director since 2007 Age 67 Committees: Lead Director Audit Nominating & Governance

Mr. Hahne currently serves as our Lead Director. Mr. Hahne was Chief Operating Officer of Petrohawk Energy Corporation from 2006 until 2007. Mr. Hahne served at KCS Energy, Inc. as President, Chief Operating Officer and Director from 2003 to 2006, and as Executive Vice President and Chief Operating Officer from 1998 to 2003. He is a graduate of Oklahoma University with a BS in petroleum engineering and has 38 years of extensive technical and management experience with independent oil and gas companies including Unocal, Union Texas Petroleum Corporation, NERCO, The Louisiana Land and Exploration Company (LL&E) and Burlington Resources, Inc. He is an expert in oil and gas reserve estimating, having served as chairman for the Society of Petroleum Engineers Oil and Gas Reserve Committee.

Qualifications:

Mr. Hahne’s experience in budgeting, planning and implementing effective exploration, drilling, acquisition and development programs, expertise in horizontal drilling and shale development and knowledge of oil and gas regulation, litigation and government reporting led to the conclusion that he should serve as a director.

Bradley J. Holly
Director Director since 2017 Age 48 Committees: None

Mr. Holly is our Chairman of the Board, President and Chief Executive Officer. Mr. Holly has more than 20 years of experience in the oil and natural gas industry. Mr. Holly previously served as Executive Vice President, U.S. Onshore Exploration and Production for Anadarko Petroleum Corporation, an independent exploration and production company. Prior to his promotion to Executive Vice President in May 2017, he served as Senior Vice President, U.S. Onshore Exploration and Production at Anadarko from September 2016. He was previously Senior Vice President, Operations for Anadarko’s Rocky Mountain Region from May 2013 to September 2016, and Vice President, Operations for the Southern and Appalachia Region from July 2012 to May 2013. Mr. Holly also previously served as General Manager of Anadarko’s Greater Natural Buttes area in eastern Utah and the Maverick Basin, which included the Eagleford Shale development in southern Texas, and Reserves and Planning Manager for the Southern and Appalachia Region. He joined Anadarko in 1997 as a reservoir engineer and development supervisor on Anadarko’s Marco Polo and K2 developments in the deepwater Gulf of Mexico. Mr. Holly began his career in 1994 with Amoco. Mr. Holly holds a Bachelor of Science in Petroleum Engineering from Texas Tech University, and he is a graduate of the Harvard Business School Advanced Management Program.

Qualifications:

Mr. Holly’s status as our president and chief executive officer who applies his technical expertise, industry experience and management qualifications and serves as a valuable resource for the other directors as to all operational and administrative aspects of our company led to the conclusion that he should serve as a director.

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Governance Information

Corporate Governance Documents

The Board has adopted and regularly reviews and, if appropriate, revises our Corporate Governance Guidelines and written charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board has also adopted the Whiting Petroleum Corporation Code of Business Conduct and Ethics that applies to our directors and employees. Each of our directors and employees annually confirms in writing that he or she has reviewed and will fully comply with the Code of Business Conduct and Ethics.

Copies of each of these documents are available on our website at www.whiting.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this proxy statement.

Independence of Directors

Of the seven directors currently serving on the Board, the Board has determined that each of Messrs. Aller, Catlin, Doty, Hahne and Walen and Ms. Knickel has no material relationship with us and is independent under New York Stock Exchange (“NYSE”) listing standards. The Board has established categorical standards within our Corporate Governance Guidelines to assist in making determinations of director independence. In making its determination of independence, the Board found that each of Messrs. Aller, Catlin, Doty, Hahne and Walen and Ms. Knickel met these standards. The Board also considered the fact that Mr. Catlin was the Executive Vice President of Business Development of Kodiak until we acquired Kodiak in 2014. Due to Mr. Catlin having no prior relationships with our company or our senior management other than in connection with us acquiring Kodiak and Mr. Catlin joining the Board as a result of the Kodiak merger agreement negotiations at a time when we and Kodiak were independent entities, the Board determined that Mr. Catlin’s former officer position with Kodiak did not impede his exercise of independent judgment.

Transactions with Related Persons

We had no transactions during 2018, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Nominating and Governance Committee certain information relating to related person transactions for review, approval or ratification by the Nominating and Governance Committee. Disclosure to the Nominating and Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Nominating and Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Nominating and Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board.

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Meetings and Attendance

The Board held six meetings in 2018. No director attended less than 90% of the total number of Board and committee meetings during the period on which they served on the Board or such committees. Directors are expected to attend our annual meeting of stockholders each year and all of our directors serving at the time attended our 2018 annual meeting of stockholders.

Selection of Director Candidates

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us. The Nominating and Governance Committee is guided by the Criteria for Director Nominees in our Corporate Governance Guidelines, which provide:

•

The Nominating and Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee. The Nominating and Governance Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity and industry knowledge.

•	The Nominating and Governance Committee believes that the following minimum qualifications are necessary for a director nominee to possess to be recommended by the Committee to the Board:

•	Each director must display the highest personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•

Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

•	The Nominating and Governance Committee also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.”

•	Directors should be selected so that the Board is a diverse body, with diversity reflecting age, gender, race and professional experience.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Corporate Governance Guidelines and Nominating and Governance Committee Charter. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing together with appropriate biographical information concerning each proposed nominee.

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Our by-laws include a proxy access provision pursuant to which a stockholder, or group of up to 25 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in our proxy materials director nominees constituting up to 25% of our Board. Alternatively, a stockholder may nominate director nominees under our by-laws that the stockholder does not intend to have included in our proxy materials. In either case, such stockholders must comply with the procedures set forth in our by-laws, including that the stockholders and nominees satisfy the requirements in our by-laws and our Corporate Secretary receives timely written notice, in proper form, of the intent to make a nomination at an annual meeting of stockholders. The detailed requirements for nominations are set forth in our by-laws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 26, 2017. Additional requirements regarding stockholder proposals and director nominations, including the dates by which notices must be received, are described below under the heading “Stockholder Proposals.”

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Director Qualifications

As prescribed in our Corporate Governance Guidelines described above in “Selection of Director Candidates”, the Board recognizes that diversity and depth of experience, education, professional expertise, perspective, gender and age are important considerations in determining Board composition. A skill set chart follows that identifies this diversity of expertise, experience and characteristics that the Board believes contribute to an effective and well-functioning board.

Board of Directors
	Aller	Catlin	Doty	Hahne	Holly	Knickel	Walen
Skills & Experience:
CEO/Executive Leadership	●	●		●	●	●	●
Exploration & Production		●		●	●	●	●
Finance/Capital Allocation	●	●	●	●	●	●	●
Financial Reporting & Accounting			●
Audit Committee Financial Expert			●
Business Development/M&A	●	●		●	●	●	●
Human Resources & Compensation	●			●	●	●	●
Legal/Regulatory	●		●
Environmental, Health & Safety	●	●		●	●	●	●
Risk Management			●	●	●		●
Corporate Governance			●	●		●	●
Demographic Background:
Board Tenure (Years)	15	4	8	11	1	3	5
Age	70	72	75	67	48	62	70
Gender	M	M	M	M	M	F	M

6 of 7 Independent

Average Board Tenure: 6.7 years

Board Leadership Structure; Lead Director

The position of chairman of the board and chief executive officer is held by Mr. Holly. We believe this combined leadership structure is appropriate for our company because our chairman of the board and chief executive officer (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community, (ii) eliminates any ambiguity as to who is accountable for company performance and (iii) exhibits strong experience in successfully leading our company. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication.

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Our Corporate Governance Guidelines provide that if the chairman of the board is not an independent director, the independent members of the Board will elect a lead director, who will be an independent director. The independent members of the Board have elected Mr. Hahne as our lead director. Our Corporate Governance Guidelines also provide that the lead director will have the following duties in addition to such other duties as the Board may establish from time to time:

•	The lead director will serve as a liaison between the chairman of the board and the independent directors;

•

With respect to meetings of the Board, the lead director will approve (i) information sent to the Board, (ii) meeting agendas and (iii) meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	The lead director will have the authority to call meetings of the independent directors; and

•	If requested by major stockholders, the lead director shall be available for consultation and direct communication with such stockholders.

The lead director also presides over each executive session of the non-management directors at Board meetings.

Role of the Board in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process in place to assess the major risks facing our company and periodically review management’s assessment of the major risks as well as options for their mitigation. Our Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitates this oversight function. The information flow and communication between our Board and senior management regarding long-term strategic planning and short term operational reporting includes matters of material risk inherent in our business of exploration for and production of oil and gas. Our Audit Committee, among other duties, is charged with overseeing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and has compliance oversight responsibilities. Our Compensation Committee reviews risks related to our compensation programs and works to structure such programs in a manner to deter excessive risk taking. Our Nominating and Governance Committee oversees sustainability matters, including environmental, health, safety and social issues. Our Board periodically reviews cybersecurity risks and mitigation efforts with our senior management and information technology staff.

Communication with Directors; Stockholder Engagement

Stockholders and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the lead director, by submitting such communications in writing to our Corporate Secretary at Whiting Petroleum Corporation, c/o the Board of Directors (or, at the stockholder’s option, c/o a specific director or directors), 1700 Broadway, Suite 2300, Denver, Colorado 80290. Such communications will be delivered directly to the Board.

The chairman of the board serves as the Board’s liaison for consultation and direct communication with stockholders with the lead director available for consultation and direct communication with major stockholders upon request. Individual directors may, from time to time, meet or otherwise communicate with stockholders, but it is expected that directors would do this with the knowledge of the chairman of the board and the lead director and, in most instances, at the request of management.

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Board Committee Information

The Board has standing Audit, Compensation and Nominating and Governance Committees. The Board has adopted a formal written charter for each of these committees that is available on our website at www.whiting.com.

The table below provides the current composition of each standing committee of our Board:

Name	Audit	Compensation	Nominating/ Governance
Thomas L. Aller	●	Chair
Philip E. Doty	Chair		●
William N. Hahne	●		●
Carin S. Knickel	●	●
Michael B. Walen		●	Chair
Number of Meetings in 2018	4	8	2

Audit Committee

The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and termination of our independent registered public accounting firm and has the sole authority to approve all audit and permitted non-audit engagement fees and terms. The Audit Committee is presently comprised of Messrs. Doty (Chairperson), Aller and Hahne and Ms. Knickel, each of whom is an independent director under NYSE listing standards and SEC rules applicable to audit committee members. The Board has determined that Mr.  Doty qualifies as an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board with respect to our compensation programs and compensation of our executives and directors. The Compensation Committee has overall responsibility for determining the compensation of our chief executive officer, approving the compensation of our executive officers and reviewing director compensation. The Compensation Committee is also charged with administration of our Equity Incentive Plan. The Compensation Committee is presently comprised of Messrs. Aller (Chairperson) and Walen and Ms. Knickel, each of whom is an independent director under NYSE listing standards and a non-employee director for purposes of Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and our processes and procedures for executive compensation, including, among other matters, our use of compensation consultants and the role of our executive officers in determining compensation, is provided below under “Executive Compensation – Compensation Discussion and Analysis”.

Nominating and Governance Committee

The principal functions of the Nominating and Governance Committee are to identify individuals qualified to become directors and recommend to the Board nominees for all directorships, identify directors qualified to serve on Board committees and recommend to the Board members for each committee, develop and recommend to the Board a set of corporate governance guidelines and

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otherwise take a leadership role in shaping our corporate governance. The Nominating and Governance Committee is also charged with administering our policies and procedures regarding any transactions with related persons. The Nominating and Governance Committee is presently comprised of Messrs. Walen (Chairperson), Doty and Hahne, each of whom is an independent director under NYSE listing standards.

Director Compensation

We use a combination of cash and equity incentive compensation to attract and retain qualified and experienced candidates to serve on the Board. In setting this compensation, our Compensation Committee considers the significant amount of time and energy expended and the skill-level required by our directors in fulfilling their duties. Our Compensation Committee grants restricted stock to our non-employee directors annually on the first of the month following the annual meeting of stockholders to align the grants with directors’ terms of office. The shares of restricted stock granted vest 100% on the first anniversary of the grant date. All grants of shares of restricted stock become fully vested upon a change in control of our company. We also reimburse expenses incurred by our non-employee directors to attend Board and Board committee meetings and to attend continuing education seminars, conferences and classes. Directors who are our employees receive no compensation for service as members of either the Board or Board committees. For 2018, non-employee directors were compensated pursuant to the schedule as follows:

			Committee Service
	Board Service ($)	Lead Director ($)	Audit ($)	Compensation ($)	Nominating and Governance ($)
Annual Retainer	65,000	20,000
Restricted Stock (value)	157,500	15,000
Committee Chair Annual Retainer			25,000	15,000	15,000
Committee Chair Restricted Stock (value)			25,000	15,000	15,000
Committee Member Annual Retainer			10,000	5,000	5,000
Meeting Fee	1,500		1,500	1,500	1,500

In addition, we make medical and dental coverage available to directors and their spouses, but directors who elect to receive such coverage are charged a premium that is equal to the COBRA rates associated with our insurance plan. As such, we consider the ability to participate in this coverage to be non-compensatory.

The following table reports compensation earned by or paid to our non-employee directors during 2018:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Thomas L. Aller	117,000	172,500	289,500
James E. Catlin	74,000	157,500	231,500
Philip E. Doty	113,000	182,500	295,500
William N. Hahne	118,000	172,500	290,500
Carin S. Knickel	99,000	157,600	256,500
James J. Volker (3)	92,333	0	92,333
Michael B. Walen	109,000	172,500	281,500

2019 Proxy Statement | 13

(1)

Mr. Holly, our chief executive officer, is not included in this table as he is an employee of ours and received no separate compensation for his service as a director. The compensation received by Mr. Holly as an employee is shown below under “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2)

Reflects the full grant date fair value of restricted stock awards granted in 2018 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2019. In 2018, Messrs. Aller, Catlin, Doty, Hahne, and Walen and Ms. Knickel were respectively awarded 3,238, 2,956, 3,425, 3,238, 3,238 and 2,956 shares of restricted stock, which in each case was the number of unvested restricted stock awards outstanding for such director at December 31, 2018.

(3)

Mr. Volker, our former chief executive officer who retired as an employee on December 31, 2017, continued his service as director and chairman of our Board through the end of his term on May 1, 2018. Pursuant to the terms of his Amended and Restated Executive Employment and Severance Agreement in connection with his retirement and in lieu of the director cash retainer and equity compensation, Mr. Volker received four monthly payments of $22,333 and meeting fees for his attendance at two Board meetings in the amount of $3,000 prior to the end of his term on May 1, 2018.

Effective January 1, 2019, our Board approved an increase in the annual cash retainer for each non-employee director from $65,000 to $75,000 and an increase in the annual value of the restricted stock grant for each director from $157,500 to $180,000. These changes were approved upon the recommendation of our Compensation Committee after consultation with their independent compensation consultant in order to align the director cash retainer and equity participation in proximity to the market 50th percentile.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Non-employee directors are required to hold shares of our common stock with a value equal to four times the amount of the annual cash retainer paid for service on the Board (excluding additional committee and lead director retainers, if any). Non-employee directors are required to achieve the applicable level of ownership within five years of the date the person first became a non-employee director. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the director, (ii) shares held in trust for the benefit of the director and (iii) unvested (time-based vesting) shares of restricted stock. Unexercised stock options and/or unvested equity awards (performance-based vesting) do not count towards satisfaction of the guidelines. The value of a share will be measured on January 1 of each year as the average month end closing price for the 12 months preceding the date of calculation. Non-employee directors are required to hold 100% of the shares vested or acquired under equity awards granted by us until the ownership guidelines are satisfied. As of December 31, 2018, all of the non-employee directors owned a sufficient number of shares of our common stock to satisfy the guidelines.

14 | 2019 Proxy Statement

COMMON STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock as of March 7, 2019 by: (i) each director and nominee, (ii) each of the named executive officers in the Summary Compensation Table set forth below, and (iii) all of the directors, nominees and executive officers as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned. None of the holders listed below have pledged as security any of the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Thomas L. Aller	22,179		*
James E. Catlin	72,413	(2)	*
Philip E. Doty	17,072	(3)	*
William N. Hahne	20,914		*
Bradley J. Holly	377,537	(1)	*
Carin S. Knickel	14,456		*
Michael B. Walen	15,890		*
Michael J. Stevens	216,720	(1)	*
Rick A. Ross	75,335	(1)	*
Peter W. Hagist	89,203	(1)(4)	*
Bruce R. DeBoer	125,406	(1)	*
Mark R. Williams	4,112	(5)	*
All directors, nominees and executive officers as a group (15 persons)	1,089,955	(1)	1.2%

*	Denotes less than 1%.
(1)

Amounts include 129,401 shares for Mr. Holly, 75,022 shares for Mr. Stevens, 37,774 shares for Mr. Ross, 40,820 shares for Mr. Hagist, 55,852 shares for Mr. DeBoer and 113,826 shares for our other executive officers as a group that vest based on performance criteria, which makes vesting uncertain and does not require reporting of these shares to the SEC as being beneficially owned pursuant to Section 16(a) of the Securities Exchange Act of 1934 until such shares vest. Amounts also include options to acquire shares of our common stock that were exercisable within 60 days after March 9, 2018 as follows: 5,656 shares for Mr. Stevens, 3,612 shares for Mr. Williams, 2,100 shares for Mr. Ross, 1,521 shares for Mr. Hagist, 1,375 shares for Mr. DeBoer and 1,761 shares for our other executive officers as a group.

(2)	Includes 14,525 shares held by Mr. Catlin’s spouse. Mr. Catlin disclaims beneficial ownership of those 14,525 shares.
(3)	Includes 250 shares held by Mr. Doty’s spouse. Mr. Doty disclaims beneficial ownership of those 250 shares.
(4)	Includes 4,654 shares held by a family trust. Mr. Hagist disclaims beneficial ownership of those 4,654 shares.
(5)	Includes 500 shares held by a trust that Mr. Williams is a trustee and beneficiary.

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Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of our outstanding common stock as of December 31, 2018 (based on a review of filings made with the SEC on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC (1)	13,213,418	14.4%
245 Summer Street
Boston, MA 02210
The Vanguard Group (2)	10,368,114	11.3%
100 Vanguard Blvd.
Malvern, PA 19355
Hotchkiss and Wiley Capital Management, LLC (3)	6,065,159	6.6%
725 S. Figueroa Street 39th Fl
Los Angeles, CA 90017
Fine Capital Partners L.P. (4)	4,335,737	4.7%
590 Madison Avenue, 27th Floor
New York, NY 10022
Dimensional Fund Advisors LP (5)	4,752,613	5.2%
6300 Bee Cave Road
Austin, TX 78746

(1)

Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2019 reporting the following: sole voting power of 1,213,870 shares, shared voting power of 0 shares, sole dispositive power of 13,213,418 shares and shared dispositive power of 0 shares.

(2)

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019 reporting the following: sole voting power of 43,391 shares, shared voting power of 13,450 shares, sole dispositive power of 10,320,128 shares and shared dispositive power of 47,986 shares.

(3)

Based on a Schedule 13G/A filed by Hotchkiss and Wiley Capital Management, LLC with the SEC on February 13, 2019 reporting the following: sole voting power of 5,596,509 shares, shared voting power of 0 shares, sole dispositive power of 6,065,159 shares and shared dispositive power of 0 shares.

(4)

Based on a Schedule 13G/A filed by Fine Capital Partners L.P. with the SEC on February 14, 2019 reporting the following: sole voting power of 0 shares, shared voting power of 4,335,737 shares, sole dispositive power of 0 shares and shared dispositive power of 4,335,737 shares.

(5)

Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2019 reporting the following: sole voting power of 4,644,767 shares, shared voting power of 0 shares, sole dispositive power of 4,752,613 shares and shared dispositive power of 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the SEC and us. Based solely upon information provided to us by individual directors and executive officers, we believe that, during the fiscal year ended December 31, 2018, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

16 | 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation and Governance Practices

We have dedicated significant efforts to ensuring our executive compensation program is appropriate and rewards executives for their performance in building long term value for the stockholders. The overall objective of our executive compensation program is to maintain a strong pay-for-performance culture in order to attract, retain and motivate the key leaders who serve our company and our stockholders. Our compensation programs are designed to also reflect appropriate governance practices aligned with the needs of our business. Below is a summary of compensation practices we have adopted and a list of problematic pay practices that we avoid.

What We Do	What We Don’t Do

•  Market based salary – base salary is targeted at the market 50th percentile of our peer group.

•  Pay for performance – An annual short-term cash incentive award is tied to our performance against annual operating and strategic goals. Long-term incentive awards consist 50% of performance shares or performance share units that vest based on a relative total shareholder return compared to our peer group and 50% of time vesting restricted stock or restricted stock units.

•  Claw back policy – Executives’ cash and equity incentive compensation is subject to recoupment in the event of certain financial restatements.

•  Stock ownership guidelines – Stock ownership guidelines require our executives and directors to own stock or have an interest in restricted stock valued at a multiple of base salary ranging from 2 to 6 times salary, dependent upon responsibility in company. All of our executives and directors are in compliance with these guidelines.

•  Independent Compensation Consultant – The Compensation Committee has retained Longnecker & Associates (“Longnecker”) to serve as its independent executive compensation consultant. During 2018, Longnecker provided no other services to us.

•  Double Trigger – A “double trigger” is required to qualify for cash severance payments in executive severance agreements.

•  No excise tax gross ups – We don’t have any agreements with our executive officers that provide for a gross-up of taxes.

•  No post termination benefits – We don’t provide pension arrangements, post-termination health coverage or deferred compensation plans for our executive officers.

•  No payment of dividend equivalents on unvested long-term incentives – Holders of performance shares do not receive dividends, if any, until the underlying shares are earned and delivered to them.

•  No perquisites – We do not provide perquisites to our executive officers that are not available to all employees.

•  No pledging or hedging of stock – We have a policy that prohibits our executive officers from pledging or hedging shares of our stock.

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Our Named Executive Officers for 2018

We are providing compensation information for the following executive officers:

Bradley J. Holly	President and Chief Executive Officer
Michael J. Stevens	Senior Vice President and Chief Financial Officer
Rick A. Ross (1)	Senior Vice President, Operations
Peter W. Hagist	Senior Vice President, Planning and Reservoir Engineering
Bruce R. DeBoer	Senior Vice President, General Counsel and Secretary
Mark R. Williams (2)	Senior Vice President, Exploration and Development

(1)	Mr. Ross retired from the company February 8, 2019.
(2)	Mr. Williams’ employment terminated on April 13, 2018.

Our Executive Compensation Program for 2018

The features of our 2018 executive compensation program were as follows:

•	Maintained our chief executive officer base salary at his 2017 level inasmuch as his employment started, and his salary was set on, November 1, 2017.

•	Increased the other named executive officer base salaries for 2018 at an average of 4.7% of 2017 levels.

•	Established short-term incentive plan performance metrics on both qualitative and quantitative measures with the goal to incentivize outstanding achievement.

•

Reduced the value of targeted long-term equity incentive awards by approximately 10% of the level granted in 2017. With regard to these awards, 50% were in the form of restricted stock awards vesting in equal annual increments over three years and 50% were in the form of performance share awards that have a three-year performance period comprised of three distinct earning periods of one, two and three years with cliff vesting of all earned awards at the end of the third year provided that the performance criteria are realized as described below.

2018 Say on Pay Vote

In May 2018, we held our annual advisory vote on the compensation of our named executive officers (our “say on pay vote”) at our annual meeting of stockholders. In alignment with the recommendation of our Board, our stockholders approved the compensation of our named executive officers with more than 85.5% of votes cast in favor. As a result of this vote of stockholder approval, we did not make any material changes to our executive compensation programs in response to the outcome of the vote. During 2018, we met with 27 of our larger stockholders representing approximately 48% of the outstanding common stock of our company. We also attended, made presentations and engaged with our stockholders at fourteen investor conferences throughout 2018.

2018 Business Highlights

During 2018, we achieved the following operating and financial results:

•	Our production in 2018 totaled 46.7 million barrels of oil equivalent (MMBOE) or 127,981 barrels of oil equivalent per day (BOE/d).

•	Our proved developed reserves were 365.8 MMBOE as of December 31, 2018.

•	We generated free cash flow after capital expenditures which was used for a strategic asset acquisition and to reduce bank debt.

•	We closed on an asset acquisition of 25.7 MMBOE for $130 million, which is approximately $5 per BOE

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•	As of December 31, 2018, we reduced our total debt to EBITDAX from 3.49x to 2.22x, year over year.

•	LOE, including gathering and transportation costs, was $360 million in 2018 which was $7.71 per BOE produced.

•	The rate of return on our 2018 drilling program was 42%.

•	With respect to safety, our recordable and reportable incident rates were lower than our industry peer group average and we experienced reductions in incident rates year over year.

Objectives of Executive Compensation Program

The overall objective of our executive compensation program is to maintain a strong pay-for-performance culture in order to attract, retain and motivate the key leaders who serve our company and our stockholders. We have designed our executive compensation program to provide rewards for individual performance and corporate results and to encourage an ownership mentality among our executives and other key employees.

We recognize the importance of maintaining sound principles for the development and administration of our executive compensation program. Our compensation program is designed to advance the following core principles:

•	support our business strategy of achieving meaningful growth in free cash flow, production of oil and natural gas and proved reserves of oil and natural gas; and

•	increase long-term value appreciation in our common stock.

Elements of Compensation/Why We Chose Each/How Each Relates to Objectives

The Compensation Committee focuses on the total direct compensation of the named executive officers, but also approves the amounts of all individual components of total direct compensation, including short-term incentive and long-term incentive equity awards for all named executive officers consistent with its responsibility for oversight of the Equity Incentive Plan. The principal elements of compensation for our named executive officers are:

•	base salaries;

•	short-term performance-based incentives;

•	long-term performance-based and time-based incentives under our Equity Incentive Plan; and

•	401(k) retirement savings plan and other benefits.

These elements of compensation for 2018 are weighted toward performance and at risk as depicted below.

(1)	Mr. Williams, whose employment terminated on April 13, 2018, is excluded from this chart.

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In assessing total direct compensation, our objective is to be competitive with industry compensation while considering individual and company performance. Peer group and industry survey data provided by our compensation consultant is considered in setting and evaluating compensation, but since the data is usually not current, it is not the only consideration. The Compensation Committee’s objective is that total executive compensation be competitive with peer group compensation for like positions if company and individual performance meet predetermined standards.

The companies comprising our peer group are identified below under “Peer Group for 2018 Compensation.” All references to “peer groups” in this “Compensation Discussion and Analysis” are to these companies.

Base Salaries

We maintain base salaries for our executive officers to recognize their qualifications, experience and responsibilities as well as their unique value and historical contributions. The Compensation Committee reviews, evaluates and sets the base salaries for the named executive officers. Base salaries continue to be important in attracting and retaining executive officers and other employees and in motivating them to aspire to and accept enlarged responsibilities and opportunities for advancement. We do not consider base salaries part of executives’ performance-based compensation because the amounts of the salaries are fixed. In setting the amount of individual executive officers’ base salaries, other than the chief executive officer, the Compensation Committee considers the individuals’ performance as measured by the chief executive officer. In setting the chief executive officer’s base salary, the Compensation Committee assesses the chief executive officer’s performance.

Short-Term Incentives

Our short-term incentive plan provides the opportunity for annual cash bonus payments to our named executive officers and other key employees. The short-term incentive plan is generally structured to deliver cash payouts in line with market competitive multiples of base salary when performance targets are achieved or exceeded. The Compensation Committee will annually establish the terms of any awards under our short-term incentive plan including the financial performance metrics and goals for each award.

Long-Term Incentives – Equity Incentive Plan

Our Equity Incentive Plan provides long-term equity-based incentive compensation to our directors, named executive officers and other key employees. Although the Equity Incentive Plan provides for the grant of several forms of equity-based awards, including restricted stock, performance share awards, stock options and stock appreciation rights, since 2013 we have limited our awards to restricted stock with time-based vesting and performance share awards with vesting based on the achievement of specified stock performance metrics. Our Compensation Committee formulates our restricted stock and performance share awards on an annual basis in conjunction with other compensation decisions at its January meeting. In January 2019, the Compensation Committee granted restricted stock units and performance share units instead of restricted stock and performance shares, but kept the same vesting terms for such grants.

The Compensation Committee intends to provide long-term incentive awards to our executive officers with a benefit that increases only when the value of our shares of common stock increases, thereby aligning the executive officers’ interests with increasing stockholder value. The Compensation Committee has determined to make grants consisting 50% of performance shares or performance share units with vesting based on a relative total shareholder return compared to our peer group and 50% of

20 | 2019 Proxy Statement

time vesting restricted stock or restricted stock units. The Compensation Committee believes this balance will provide competitive awards that will aid us in attracting, motivating and retaining key talent.

401(k) Plan

We maintain a 401(k) retirement savings plan for all salaried employees including our executive officers. The company provides a matching contribution to the 401(k) plan in the amount of 100% of the first 7.5% (8% effective January 1, 2019) of compensation contributed by our participating employees including our executive officers up to the maximum pre-tax contributions allowed by the Internal Revenue Service. These matching contributions vest to participants in equal increments over the first five years of employment.

Other Benefits

We provide all employees on an equal basis with medical, dental, vision, life and disability insurance coverage. We also provide customary vacation and paid holidays to all employees, including the named executive officers. We do not provide perquisites to our named executive officers that are not available to all our employees.

How We Chose Amounts for Each Element

Our Compensation Committee monitors our executive compensation elements, both individually and collectively, based primarily on judgments as to what is appropriate under our circumstances as well as individual circumstances. We believe that awards to our executive officers under our Equity Incentive Plan should be aligned with the interests of our stockholders and we therefore have sought to structure the awards to reward performance. Compensation of executives in similar positions to our executive officers in our peer group of companies is reviewed and considered by the Compensation Committee. We allocate a significant percentage of total direct compensation to incentives in support of the core principles mentioned above. There is no pre-established policy or target for allocation between cash and non-cash or between short-term and long-term incentive compensation.

During the process of establishing compensation for 2018, Longnecker provided the Compensation Committee an analysis of each named executive officer’s total compensation and individual compensation components compared to the 25th, 50th and 75th percentile of peer group compensation with the goal to target our named executive officers’ total compensation around the 50th percentile with short term and long term incentive programs that provide the opportunity to be paid above that level based on performance.

2018 Base Salaries

Our Compensation Committee considers executive officer base salary levels annually as part of our performance appraisal process and establishes new salary levels effective as of the first of each year for Mr. Holly, our chief executive officer, and the other named executive officers. Based on market analysis and recommendations from Longnecker, the Committee believes that base salaries for executive officers should be targeted at the market 50th percentile of our peer group, with consideration being given to job responsibilities, the officer’s experience and performance. In establishing executive officer base salaries, the Compensation Committee considers, in addition to the performance and other factors discussed previously, the following:

•	The Company’s history of growth and performance.

•	Individual responsibilities and performance compared to individual goals included in the annual performance appraisals of each named executive officer which were prepared by the

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chief executive officer and reviewed by the Compensation Committee for named executive officers other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer.

•	Successful implementation of budgeted programs and policies.

•	Competition for executive talent among oil and gas companies.

•	Base salaries provided to executives in similar positions in our peer group.

The Compensation Committee reviewed the factors listed above as well as market analysis and recommendations from Longnecker. The determination was made to adjust certain base salaries to reflect the market. The Compensation Committee maintained Mr. Holly’s base salary for 2018 at $765,000 (which was his salary set at market upon the recommendation of Longnecker at the time he joined us on November 1, 2017). The 2018 base salaries and increases from 2017 base salaries, where applicable, are as follows:

Officer	2018 Base Salary ($)	Increase from 2017 ($)
Bradley J. Holly	765,000	0
Michael J. Stevens	485,000	15,000
Rick A. Ross	485,000	15,000
Peter W. Hagist	465,000	15,000
Bruce R. DeBoer	450,000	45,000
Mark R. Williams	475,000	15,000

2018 Short-Term Incentive Awards

For 2018, the Compensation Committee decided to add an element of capital efficiency to the schedule of short-term incentive plan metrics, i.e., a drilling program rate of return calculation. The following 2018 performance metrics were established and weighted as noted to measure corporate and executive officer performance for purposes of the short-term incentive plan:

Metric	Weighting
• Production Growth	15%
• Proved Developed Reserve Growth	15%
• Cost Control (total cash G&A, LOE and exploration)	15%
• Rate of Return on Drilling Program	15%
• Strategic Goals	30%
• Safety	10%

For each performance metric under the short-term incentive plan that is formulaic in nature, the Compensation Committee establishes goals at three levels: threshold, target and maximum. Target represents a challenging but achievable level of performance. Maximum represents an extraordinary level of performance that will substantially increase shareholder value. Threshold is the minimum level of performance under the short-term incentive plan, established so that smaller awards will be earned for satisfactory performance short of target.

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For 2018, the Compensation Committee, after reviewing our 2018 capital budget and projected reserve report (adjusted for estimated production, acquisitions, divestments, extensions, discoveries, expiring proved undeveloped drilling locations and commodity price and other revisions), determined the following attainment goals for each performance metric:

Metric	Threshold 0.5x	Target 1.0x	Maximum 2.0x
Production (MBOEs) (1)	45,700	47,000	49,600
Proved Developed Reserves (MMBOEs) (2)	336	354	386
G&A, LOE and Exploration (million $) (3)	520	513	460
Drilling Program Rate of Return (%)(4)	20	30	40

(1)	Production may be adjusted for voluntary and regulatory curtailments, acquisitions, divestitures and capital activity higher or lower than forecast.
(2)	Reserves to be adjusted for price changes between year ends, acquisition and divestment activity and capital activity higher or lower than forecast.
(3)	LOE and G&A to be adjusted for acquisitions and divestitures.
(4)	2018 completions calculated internal rate of return.

Regarding Strategic Goals, the Compensation Committee reviews the following when determining payout levels: strategic acquisitions and divestitures, capital expenditures within discretionary cash flow, improvement in balance sheet strength and debt metrics and actions to improve long term shareholder value. After engagement with one of our largest stockholders, we added the strategic use of cash flow in excess of capital expenditure to our Strategic Goals. In analyzing the Safety metric, the Compensation Committee includes a comparison of our recordable and reportable incident rates with our peer group companies and an industry index.

The Compensation Committee established target awards for our short-term incentive plan as a percentage of the executive officer’s annual base salary in effect at the end of the plan year. In doing so, the Compensation Committee reviewed peer group information to determine that the bonus opportunity was set at levels comparable to peer group companies. Potential payouts of the awards are dependent upon the annual determination by the Compensation Committee of the level of attainment of the short-term incentive plan metrics. The level of attainment is set as a fixed percentage which is multiplied by each officer’s target. The chart below displays the short-term incentive plan target percentage of base salary for each of the named executive officers that the Compensation Committee established for 2018 based on a market analysis conducted by Longnecker.

Name	Target % of Base Salary
Bradley J. Holly	110%
Michael J. Stevens	100%
Rick A. Ross	90%
Peter W. Hagist	90%
Bruce R. DeBoer	90%
Mark R. Williams	90%

The Compensation Committee reviewed the short-term incentive metrics and made the following determinations:

•

Our Production for 2018 adjusted for curtailments, acquisitions, divestitures and capital activity was 46,516 MBOE, which was slightly under the target of 47,000 MBOE and resulted in a 12.3% payout relative to the overall target of 15%.

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•

Our Proved Developed Reserves for 2018 adjusted for price changes, acquisitions, divestitures and capital activity were 339.2 MMBOE, which was slightly under the target of 354 MMBOE, and resulted in an 8.9% payout relative to the overall target of 15%.

•

Our Cost Control for 2018, adjusted for acquisitions, was $496.3 million, which was better than the target goal level of $513 million and resulted in an 18.8% payout relative to the overall target of 15%.

•	Our Rate of Return on Drilling Program in 2018 was 42% which exceeded the 40% maximum threshold and resulted in a 30.0% payout relative to the overall 15% target.

•

With respect to performance on Strategic Goals, the Compensation Committee considered that we generated free cash flow which was used to fund a strategic asset acquisition in our Bakken operating area and to improve balance sheet strength by reducing bank debt, improved debt metrics across our bank covenant measures, increased our inventory of drilling locations and determined that the Strategic Goals metric was performed above the 30% target level resulting in a 50.0% payout.

•

With respect to Safety, the Compensation Committee compared our recordable and reportable incident rates to the peer group average based on information from the Independent Producers EHS Managers Forum and noted reductions year over year in recordable incidents, and incident rates with overall results better than our industry peer group. The Compensation Committee noted a subcontractor fatality on a workover rig during 2018 and our proactive formation of a workover safety task force to address workover-related incidents. Given these factors, the Compensation Committee determined that the Safety metric was performed below the 10% target level resulting in a 5.0% payout.

In summary, the Compensation Committee determined that the achievements of short-term incentive metrics warranted an award of 125.0% of target.

Changes to 2019 Short-Term Incentive Metrics

For 2019, the Compensation Committee decided to place greater emphasis on drilling returns and established the following performance metrics and relative weighting:

Metric	Weighting
Drilling Program Rate of Return	20%
Cost Control	15%
Production Growth	15%
Proved Developed Reserves Growth	10%
Strategic Goals	30%
Environmental and Safety	10%

2018 Long-Term Incentive – Restricted Stock Awards and Performance Share Awards

The Compensation Committee believes that equity ownership is an important element of compensation to the named executive officers and other members of our management team, and believes that over time more of executive compensation should be equity-based rather than cash-based so as to better align executive compensation with stockholder return. Consistent with this belief, we have systematically increased the named executive officers’ stock awards and ownership in our common stock.

As it considered long-term incentive grants in January 2018, the Compensation Committee reviewed industry conditions, company stock price performance, previous year grant value,

24 | 2019 Proxy Statement

Longnecker analysis of market data at the 25th, 50th and 75th percentile of peer group long-term incentive grants as well as total compensation. The aggregate grants to the named executive officers were targeted at around the 50th percentile. These 2018 long-term incentive grants were comprised 50% of performance share awards and the remaining 50% in the form of time-based vesting shares of restricted stock. Actual company performance over the next three years would dictate the ultimate value of these grants, particularly with respect to the performance share awards.

Performance Share Awards – The number of performance shares to be awarded to each named executive officer was determined by dividing 50% of the target long-term incentive award amount by the grant-date closing share price (with no Monte Carlo probability adjustments). The performance share awards have a three-year performance period comprised of three distinct earning periods of one, two and three years with cliff vesting of all earned awards at the end of the third year. The award payout level is determined based on our total shareholder return (“TSR”) for each such earning period relative to the corresponding TSR of each member of our compensation peer group. To the extent all or a portion of the awards are not earned at the end of the three years, the portion of the awards not earned will be forfeited. Holders of performance shares do not receive dividends, if any, until the underlying shares are earned and delivered to them. The schedule below displays the performance ranking and corresponding earned percentage of the executive officer’s performance target. Potential payouts of the awards are designed to range from 0% to 200% of the performance share target based on the TSR performance ranking, as displayed by the following.

	TSR Performance Rank	Earned Percentage of Target
Maximum	1	200%
	2	175%
	3	150%
	4	135%
	5	120%
Target	6	100%
	7	90%
	8	80%
	9	70%
	10	60%
Threshold	11	50%
	12	0%
	13	0%

In January 2018, the Compensation Committee made the following grants of performance share awards with target levels of shares of common stock:

Grantee	Target Award (# of shares)
Bradley J. Holly	50,949
Michael J. Stevens	24,351
Rick A. Ross	22,176
Peter W. Hagist	14,610
Bruce R. DeBoer	13,638
Mark R. Williams (1)	21,672

(1)	Mr. Williams forfeited these shares of common stock upon the termination of his employment on April 13, 2018.

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Time-Based Vesting Restricted Stock Awards – In January 2018, the other 50% of the target long-term incentive award was granted in the form of shares of time-based vesting restricted stock which vest in equal annual installments over a period of three years. The Compensation Committee made the following grants of time-based shares of restricted stock:

Grantee	Award (# of shares)
Bradley J. Holly	50,949
Michael J. Stevens	24,351
Rick A. Ross	22,176
Peter W. Hagist	14,610
Bruce R. DeBoer	13,638
Mark R. Williams (1)	21,672

(1)	Mr. Williams forfeited these shares of common stock upon the termination of his employment on April 13, 2018.

Chief Executive Officer Compensation Factors

Additional factors considered in establishing the base salary for, and restricted stock awards granted to, our chief executive officer in amounts greater than the other named executive officers included:

•	The magnitude of his responsibilities and the dedication and effectiveness with which he discharges them.

•	His skill in guiding our acquisition, exploration, development and production efforts.

•	His effectiveness in managing relationships with our executives, employees and directors and external relationships with bankers, investment bankers, analysts and others.

•	His strategic vision for our future, and his ability to plan and direct the implementation of that vision.

•	His effective leadership of the Company.

Mr. Holly is paid at a level of approximately two times the level of each of our other named executive officers. These higher levels of compensation in each of our elements of executive compensation reflect higher levels of overall responsibility for the combined activities of our company compared to the other members of the executive team.

During the process of establishing compensation for 2018, Longnecker provided data to the Compensation Committee reflecting Mr. Holly’s total compensation and individual compensation components compared to the 25th, 50th and 75th percentile of peer group compensation with the goal to target Mr. Holly’s total annualized compensation at the 50th percentile.

CEO Realized Pay

Consistent with our pay for performance philosophy, a significant percentage of our chief executive officer’s total compensation is at risk and based upon our stock price performance, including absolute and relative to our peer group. The value actually received by the chief executive officer can differ substantially from the grant date values required to be reported in the Summary Compensation Table and related proxy tables. The table below illustrates the actual differences between the total compensation reported in the Summary Compensation Table for 2018 and the actual pay realized by Mr. Holly, our chief executive officer, during 2018. The chart compares each direct compensation element comprised of Salary, Non-Equity Incentive Plan Compensation and Stock Awards (performance shares and restricted stock). The reported

26 | 2019 Proxy Statement

pay row in the table depicts the data reported in the Summary Compensation Table and related proxy tables, while the realized pay column depicts the actual value received (or vested) by Mr. Holly in 2018. The calculation for realized pay for purposes of this table is more fully described and calculated below.

The following table illustrates the calculations used to determine the differences between the amount reported in the Summary Compensation Table for 2018 and the amount actually realized, or received, by Mr. Holly in 2018 for each of the following direct compensation elements: Salary, Non-Equity Incentive Plan Compensation and Stock Awards (performance shares and restricted stock):

Compensation Elements	CEO Reported Pay (1)	CEO Realized Pay*
	2018 Summary Compensation Table ($)	2018 Actual Compensation Paid ($)
Salary	765,000	765,000
Non-Equity Incentive Plan Compensation (2)	1,051,875	1,051,875
Stock Awards – Performance Shares (3)	1,976,821	0
Stock Awards – Restricted Stock (4)	1,529,998	2,020,700

Total 2018 Compensation	5,323,694	3,837,575

*	Includes actual performance-based compensation paid to Mr. Holly for 2018 as determined in footnotes 2 – 4 below.
(1)

The amounts indicated as reported pay in the table reflect the total direct compensation (calculated as Salary, Non-Equity Incentive Plan Compensation, and the grant value of Stock Awards) for 2018 as reported in the in the Summary Compensation Table. The grant date fair values for shares of restricted stock and performance share awards are described in footnote (1) to the Summary Compensation Table.

(2)	The realized pay column reflects the annual cash bonus Mr. Holly earned for the 2018 performance year, which was paid in January 2019.
(3)	The realized pay column reflects the value at vesting of performance shares.
(4)

The realized pay column reflects the value at vesting of shares of restricted stock that vested during 2018 (56,193 shares of restricted stock valued at vesting in the amount of $1,545,812 and 13,206 restricted stock units valued at vesting in the amount of $474,888). See the Options Exercises and Stock Vested Table for more details.

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Role of Our Compensation Committee, Named Executive Officers and Compensation Consultant

Compensation Committee

Our Compensation Committee, which has overall responsibility for executive compensation, monitors our director and executive officer compensation and benefit plans, policies and programs to insure that they are consistent with our compensation philosophy and corporate governance guidelines. The Compensation Committee determines annual short-term incentive cash awards and long-term incentive equity awards to our named executive officers. Our Compensation Committee also considers a risk analysis in respect of our compensation programs each year and believes that the overall compensation program is designed in such a way as to deter excessive risk taking, to encourage our executives to focus on the long-term success of the company and to align the interests of our executives with those of our stockholders.

To help ensure that our executive compensation program is competitive and is consistent with our compensation philosophy and corporate governance guidelines and that our plan awards provide rewards for accomplishment, not for expectation, our Compensation Committee does the following:

•

Maintains a Compensation Committee comprised of independent directors who are seasoned executives having experience in the oil and gas industry and in establishing and monitoring executive compensation programs, plans and awards.

•	Independently performs analytical reviews of our annual performance using the performance and modifying factors described above.

•	Annually participates in, subscribes to and reviews industry-wide compensation and benefits surveys to gauge the adequacy of our programs.

•

From time to time but not necessarily annually, directly engages an independent executive compensation and benefits consultant to assess the competitiveness of our overall executive compensation program, and provide specific research in areas being reviewed by our Compensation Committee. This consultant reports directly to the Compensation Committee when engaged and does not determine, but may, when asked, make recommendations as to the amount or form of director or officer compensation.

•	Subscribes to and reviews various published resources with respect to executive compensation practices and issues.

•	Annually reviews the performance of our chief executive officer, and determines his plan awards and base salary.

•	Annually reviews the performance of our other named executive officers with assistance from our chief executive officer and approves their plan awards and base salaries.

•	Holds executive sessions (without management present) at every Compensation Committee meeting.

The members of the Compensation Committee also communicate frequently with each other informally between meetings.

Chief Executive Officer

Typically, our chief executive officer makes compensation recommendations to the Compensation Committee with respect to the named executive officers that report to him. Such officers are not present at the time of these deliberations. The Compensation Committee determines the compensation

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of our chief executive officer with limited input from him and he is not present at the time of that deliberation. The Compensation Committee, in its discretion, may accept, modify or reject any such recommendations.

Compensation Consultant

During 2018, the Compensation Committee directly engaged Longnecker to advise it with respect to executive officer compensation. Specifically, Longnecker provided the Compensation Committee with an executive compensation review including information comparing its benchmarking of compensation for our named executive officers to that of our peer companies and other compensation surveys. Prior to Longnecker’s engagement for 2018, the Committee reviewed the independence of Longnecker and the individual representatives of Longnecker who served as the Compensation Committee’s consultant, considering the following specific factors: (i) other services provided to us by Longnecker; (ii) fees paid by us to Longnecker as a percentage of Longnecker’s total revenue; (iii) policies and procedures maintained by Longnecker that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Longnecker who advised the Compensation Committee and any member of the Compensation Committee; (v) any shares of company common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Longnecker or the individual representatives. For the year ended December 31, 2018, we paid Longnecker $98,447 for executive compensation consulting for the Compensation Committee. Longnecker provided no other services to our company. The Compensation Committee concluded, based on the evaluation described above, that the services performed by Longnecker did not raise a conflict of interest or impair Longnecker’s ability to provide independent advice to the Compensation Committee regarding executive compensation matters. The Compensation Committee’s conclusion was based on the fact that Longnecker provided no other services to us, the small percentage of Longnecker’s revenues represented by the fees paid by us and the absence of any conflicting relationships between the individual representatives of Longnecker who provided advice to the Compensation Committee or Longnecker, on the one hand, and members of the Compensation Committee or our executive officers, on the other.

Peer Group for 2018 Compensation

Although the Compensation Committee uses survey and peer group compensation information in monitoring compensation, the Compensation Committee recognizes that available data is not current at the time it makes compensation decisions. For example, restricted stock awards for 2018 were granted in January 2018. At that time, survey and peer company information was available only for 2017.

In October 2017, the Compensation Committee requested that Longnecker review and provide recommendations for the compensation peer group to be used for 2018 compensation decisions. Based upon such recommendations, the Compensation Committee approved the following companies for our compensation peer group in 2018:

• Cimarex Energy Co. • Denbury Resources, Inc. • Energen Corporation • EP Energy Corporation • Newfield Exploration Co. • Oasis Petroleum, Inc.	• PDC Energy, Inc. • QEP Resources, Inc. • Range Resources Corporation • SM Energy Company • Southwestern Energy Company • WPX Energy, Inc.

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These peer companies are all independent (meaning in general that they do no refining or retail marketing of crude oil and natural gas) oil and gas exploration and development companies operating (with limited exceptions) only in the United States and primarily in onshore areas. The Compensation Committee reviews the peer group annually to assure that the companies in the group are appropriately comparable to our company. The Compensation Committee has concluded such comparisons are challenging in certain respects, principally because the compensation data from the peer companies is generally out of date. However, where possible we have attempted to get more updated data from our compensation consultant, and in general, our Compensation Committee believes that our executive compensation is competitive with our peers.

Changes to Peer Group for 2019 Compensation

In December 2018, the Compensation Committee reviewed the peer group of companies and, upon consultation with Longnecker and management and noting that certain peers were acquired or in the process of being acquired by third parties, reconfigured the peer group for purposes of 2019 compensation comparisons as follows:

• Carrizo Oil & Gas, Inc. • Cimarex Energy Co. • Oasis Petroleum Inc. • PDC Energy, Inc. • Range Resources Corporation • Southwestern Energy Company	• Centennial Resource Development, Inc. • Denbury Resources Inc. • Parsley Energy, Inc. • QEP Resources, Inc. • SM Energy Company • WPX Energy, Inc.

Termination and Change in Control Arrangements

Other than as described below, we do not have any employment contracts, severance agreements or severance plans in effect with respect to any of our named executive officers. We also do not provide pension arrangements, post-termination health coverage or deferred compensation plans for them.

The Compensation Committee has approved the terms of, and we have entered into, employment and severance agreements with each of our executive officers. The Compensation Committee believes that offering severance benefits that are payable in the event of a qualifying termination of employment prior to or following a change of control of our company is beneficial in the attraction of key talent at the executive level and also encourages the retention of our officers during the pendency of a potential change of control transaction. The Committee believes that these benefits will serve to enhance stockholder value and align our executive officers’ interests with those of our stockholders. The following summarizes the key terms of the severance and change of control (which are “double trigger” for cash severance payments) provisions of the employment and severance agreements. See “Executive Compensation – Potential Payments upon Termination or Change in Control” for more information regarding, and a quantification of, these benefits.

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Severance without Cause or for Good Reason

Position	Years of Covered Term	Severance Multiple of Base Salary	Severance Multiple of Target Bonus	Years of Insurance Benefit Continuation	Accelerated Vesting of Equity
Chief Executive Officer	1.0	2.0	1.0	1.5	No
Other Named Executive Officers	1.0	1.0	1.0	1.5	No

Severance without Cause or for Good Reason after Change of Control

Position	Years of Covered Term	Severance Multiple of Base Salary	Severance Multiple of Target Bonus	Years of Insurance Benefit Continuation	Accelerated Vesting of Equity
Chief Executive Officer	2.0	3.0	1.0	2.0	Yes
Other Named Executive Officers	2.0	2.0	1.0	2.0	Yes

Furthermore, in the event of a change in control of our company unvested shares of restricted stock and unvested company matching contributions to the 401(k) Plan automatically vest. These change in control benefits are included in the underlying plan and grant documents as to vesting. We believe that they are essential elements of our executive compensation package and assist us in recruiting and retaining talented individuals. These change in control provisions are also intended to help ensure that our executives remain with us in the event of a potential change in control of our company and that our executives are not disadvantaged by a change in control of our company. See “Executive Compensation – Potential Payments upon Termination or Change in Control” for a quantification of these benefits.

During 2018, to ensure that our compensation programs remain competitive, our Compensation Committee decided to add a retirement-vesting feature to our equity-based awards held by our executive officers. Following this change, upon an executive officer’s retirement after age 60 with at least 10 years of service with us or our affiliates (a “Qualifying Retirement”), or death while eligible for a Qualifying Retirement, all unvested restricted stock and restricted stock units held by such executive officer will vest and be released and a pro rata portion of performance shares and performance share units held by such executive officer (based on time served as an employee during the relevant performance period) will vest and be released, subject to determination of the number of shares earned based on performance through the end of the relevant performance period. As of December 31, 2018, of our named executive officers then serving, only Mr.  DeBoer was eligible for a Qualifying Retirement.

Policy on Recoupment of Incentive-Based Compensation

To mitigate risks related to our compensation programs, our Compensation Committee has adopted the Whiting Petroleum Corporation Executive Policy on Recoupment of Incentive-Based Compensation, which is also known as a “clawback policy.” The policy applies to all non-equity incentive compensation and equity awards, and has been communicated to “covered executives,” including our named executive officers. Under the policy, if we are required to prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, then we will have the right, to the extent permitted by governing law, to take appropriate action to recoup all or part of any incentive award that we actually paid to a covered executive if the amount of money or number

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of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or number under the express terms of the incentive award based on the financial results after the restatement. The amount of non-equity incentive compensation to be recovered will be the excess of the amount actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the amount that would have been paid had the amount been calculated on the basis of the financial results giving effect to the restatement. The amount of any equity award to be recovered will be the excess of the number of shares of our common stock (or equivalent value) actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the number of shares (or equivalent value) that would have been paid had the number been calculated on the basis of the financial results giving effect to the restatement.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance. The stock ownership guidelines for our named executive officers are determined as a multiple of the officer’s base salary. Our chief executive officer is required to hold shares of our common stock with a value equal to at least six times his annual base salary. Each of the other named executive officers are required to hold shares of our common stock with a value equal to two times his annual base salary. Named executive officers are required to achieve the applicable level of ownership within five years of the date the person was initially designated a named executive officer. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the officer, (ii) shares held in trust for the benefit of the officer and (iii) unvested shares of restricted stock and restricted stock units with time-based vesting. Unexercised stock options and/or unvested performance share and performance share unit awards with performance-based vesting do not count towards satisfaction of the guidelines. The value of a share will be measured on January 1 of each year as the average month end closing price for the 12 months preceding the date of calculation. Executive officers who are subject to our stock ownership guidelines are required to hold 100% of the shares vested or acquired under equity awards granted by us until the ownership guidelines are satisfied. As of December 31, 2018, all of the named executive officers then serving owned a sufficient number of shares of our common stock to satisfy the guidelines.

Policy Prohibiting Pledging and Hedging Shares of Stock

Our Board has adopted a policy prohibiting our executive officers and directors from pledging or hedging shares of our stock.

Accounting and Tax Treatment of Compensation

We account for our restricted stock, restricted stock unit, performance share, performance share unit and stock options grants in accordance with the requirements of FASB ASC Topic 718, which requires us to estimate and record an expense over the service or vesting period of the award. The Compensation Committee considers these requirements when determining annual grants of equity awards.

The Tax Cuts and Jobs Act made significant changes to Section 162(m) of the Internal Revenue Code that will impact public companies, including our company, beginning in 2018. Starting with the 2018 fiscal year, only performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017 will be exempt from the $1,000,000 deduction limit. Accordingly, any compensation that we pay in the future pursuant to new compensation arrangements entered into after November 2, 2017, even if performance-based, will count towards the $1,000,000 deduction limit. In addition, the $1,000,000

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deduction limit will apply to a broader group of executives, including any individual who serves as our chief executive officer or chief financial officer at any time after January 1, 2018, plus any executive who is among our three most highly compensation executive officers for any fiscal year beginning with 2018. As a result of these changes made to Section 162(m) and to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we anticipate that some of the compensation that we provide to our executive officers may not be deductible in the future.

Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. We have reviewed and amended our compensation plans and agreements with the intention that they be compliant with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” with management and, based on such review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K.

Thomas L. Aller, Chairperson

Carin S. Knickel

Michael B. Walen

Compensation Committee Interlocks and Insider Participation

During 2018, Messrs. Aller and Walen and Ms. Knickel served on the Compensation Committee of our Board. None of such persons has served as an employee or officer of ours. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Executive Compensation Tables

Summary Compensation Information

The following table sets forth information concerning the compensation earned in respect of the 2018, 2017 and 2016 fiscal years by our chief executive officer, our chief financial officer and each of our three other `most highly compensated executive officers. We refer to the persons named in the table in this proxy statement as the “named executive officers.”

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Bradley J. Holly (4)	2018	765,000		3,506,819	1,051,875	108,541	5,432,235
President and Chief Executive Officer	2017	127,500	500,000	4,510,000		19,221	5,156,721
Michael J. Stevens	2018	485,000		1,676,079	606,250	21,624	2,788,953
Senior Vice President and Chief Financial Officer	2017	470,000		1,934,000	517,000	21,124	2,942,124
	2016	460,000		1,582,000	552,000	21,124	2,615,124
Rick A. Ross	2018	485,000		1,526,374	545,625	24,082	2,581,081
Senior Vice President, Operations	2017	470,000		1,761,000	465,300	21,124	2,717,424
	2016	450,000		1,344,000	486,000	21,124	2,301,124
Peter W. Hagist	2018	465,000		1,005,606	523,125	21,624	2,015,355
Senior Vice President, Planning	2017	450,000		1,160,000	445,500	21,124	2,076,624
	2016	440,000		949,000	475,200	21,124	1,885,324
Bruce R. DeBoer	2018	450,000		938,704	506,250	23,246	1,918,200
Senior Vice President, General Counsel and Secretary
Mark R. Williams (5)	2018	138,542		1,491,684		1,477,505	3,107,731
Senior Vice President, Exploration and Development	2017	460,000		1,721,000	455,400	21,124	2,657,524
	2016	450,000		1,408,000	486,000	21,124	2,365,124

(1)

Reflects the full grant date fair value of restricted stock and performance share awards granted in 2018, 2017 and 2016 and, for Mr. Holly, restricted stock units granted in 2017 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2019. 50% of the performance share awards granted in 2016 vested and thus 50% of such performance shares were forfeited. See “Grants of Plan-Based Awards” Table for more information regarding awards of restricted stock and performance shares.

(2)	Reflects the cash bonus earned for each such year and paid under our short-term incentive plan.
(3)

For Mr. Holly, this amount includes reimbursement for his 2018 relocation expenses in the amount of $82,931. These amounts include long term disability, accidental death and dismemberment and life insurance premiums paid by us in the amount of $3,124 for each of Messrs. Holly, Stevens, Ross and Hagist, $2,404 for Mr. DeBoer and $911 for Mr. Williams for 2018. These amounts also include matching contributions we made under our 401(k) Employee Savings Plan to each of Messrs. Holly, Stevens, Ross, Hagist, DeBoer and Williams in the amount of $18,500 in 2018. We do not provide perquisites to our named executive officers that are not available to all our employees. These amounts also include payments we made for financial, tax and estate planning services elected by and taxable to Messrs. Holly, Ross and DeBoer in the amounts of $3,986, $2,458 and $2,342, respectively. With respect to the termination of Mr. Williams’ employment, this amount includes a severance payment of $1,027,188, payment in lieu of continued medical insurance coverage of $66,287, unused vacation of $33,797 and monthly installment payments totaling $350,000 in 2018 for a two-year non-compete agreement (providing for aggregate amount of $1.2 million in equal monthly payments over the two year term).

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(4)

Mr. Holly served as our president and chief executive officer commencing November 1, 2017 at an annualized base salary of $765,000. Mr. Holly received pro-rated 2017 long-term equity incentive grants of restricted stock valued at $255,000 and performance share awards valued at $255,000. In recognition of Mr. Holly’s forfeiture of unvested equity awards and retirement compensation with his former employer, he received restricted stock awards valued at the time of grant at $3,000,000, cash-settled restricted stock units valued at the time of grant at $1,000,000 and a $500,000 cash sign-on bonus.

(5)	Mr. Williams’ employment terminated on April 13, 2018. All of his stock awards granted in 2018 were forfeited on such date.

Grants of Plan-Based Awards

The following table sets forth information concerning awards made during 2018 to our named executive officers under our short-term incentive plan for 2018 and our long-term 2013 Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bradley J. Holly	1/16/2018				25,474	50,949	101,898	50,949	1,976,820
	1/16/2018	420,750	841,500	1,683,000
Michael J. Stevens	1/16/2018				12,175	24,351	48,702	24,351	944,829
	1/16/2018	242,500	485,000	970,000
Rick A. Ross	1/16/2018				11,088	22,176	44,352	22,176	860,374
	1/16/2018	218,250	436,500	873,000
Peter W. Hagist	1/16/2018				7,305	14,610	29,220	14,610	566,857
	1/16/2018	209,250	418,500	837,000
Bruce R. DeBoer	1/16/2018				6,819	13,638	27,276	13,638	529,203
	1/16/2018	202,500	405,000	810,000
Mark R. Williams (5)	1/16/2018				10,836	21,672	43,344	21,672	840,871
	1/16/2018	213,750	427,500	855,000

(1)

These amounts represent the threshold, target and maximum awards that each of our named executive officers could have earned under our short-term incentive plan for 2018 as we describe more fully under “Compensation Discussion and Analysis – How We Chose Amounts for Each Element – 2018 Short-Term Incentive Awards.” The amount that each named executive officer earned for 2018 under these awards based on our actual performance for 2018 appears in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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(2)

These amounts represent the threshold, target and maximum share payouts under the performance share awards granted to each of the named executive officers in 2018 under our 2013 Equity Incentive Plan. The performance shares have a three-year performance period comprised of three distinct earning periods of one, two and three years with cliff vesting of all earned awards at the end of the third year. To the extent all or a portion of the awards are not earned at the end of the three years, the portion of the awards not earned will be forfeited. The award payout level is determined based on our total shareholder return (“TSR”) relative to our compensation peer group. The schedule below displays the performance ranking and corresponding earned percentage of the executive officer’s performance target. Potential payouts of the awards are designed to range from 0% to 200% of the performance share target based on the TSR performance ranking, as displayed by the following:

	TSR Performance Rank	Earned Percentage of Target
Maximum	1	200%
	2	175%
	3	150%
	4	135%
	5	120%
Target	6	100%
	7	90%
	8	80%
	9	70%
	10	60%
Threshold	11	50%
	12	0%
	13	0%

Holders of performance shares do not receive dividends, if any, until the underlying shares are earned and delivered to them. However, we historically have not paid any cash dividends and do not anticipate paying any cash dividend on our common stock in the foreseeable future. See “Potential Payments Upon Termination or Change in Control – Restricted Stock, Performance Share and Restricted Stock Unit Award Agreements” for a description of the terms of the restricted stock triggered upon a change in control of our company.

(3)

These amounts are the number of time-based vesting shares of restricted stock granted to each of the named executive officers in 2018 under our 2013 Equity Incentive Plan. Shares of time-based vesting restricted stock will vest in equal annual installments over a period of three years. Dividends are payable on shares of unvested restricted stock. However, we historically have not paid any cash dividends and do not anticipate paying any cash dividend on our common stock in the foreseeable future. See “Potential Payments Upon Termination or Change in Control – Restricted Stock, Performance Share and Restricted Stock Unit Award Agreements” for a description of the terms of the restricted stock triggered upon a change in control of our company.

(4)	Reflects the grant date fair value of the restricted stock awards and performance share awards that we granted in 2018 calculated in accordance with FASB ASC Topic 718.
(5)	Mr. Williams’ employment terminated on April 13, 2018. All of his short-term incentive plan and stock awards granted in 2018 were forfeited on such date.

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Outstanding Equity Awards at 2018 Year-End

The following table sets forth information concerning unexercised stock options that, as of December 31, 2018, were exercisable and unexercisable (unvested) as well as unvested restricted stock awards, each as held by our named executive officers on December 31, 2018. Since 2013, we have generally limited our awards to restricted stock awards with time-based vesting and performance share awards with performance metric achievement vesting. In November 2017, we granted some cash-settled restricted stock units with time-based vesting to Mr. Holly.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#) (1)	Market Value of Shares of Stock or Units That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($) (4)
Bradley J. Holly	0	—	—	—	163,335	3,706,071	61,052	1,385,270
Michael J. Stevens					45,800	1,039,202	71,569	1,623,901
	1,929	—	137.24	1/26/2020
	2,342	—	241.14	1/18/2021
	1,385	—	204.88	1/18/2022
Rick A. Ross					41,101	932,582	63,352	1,437,457
	643	—	137.24	1/26/2020
	1,025	—	241.14	1/18/2021
	432	—	204.88	1/18/2022
Peter W. Hagist	643	—	137.24	1/26/2020	27,480	623,521	42,941	974,331
	878	—	241.14	1/18/2021
Bruce R. DeBoer	643	—	137.24	1/26/2020	25,650	581,999	40,080	909,415
	732	—	241.14	1/18/2021
Mark R. Williams (5)	643	—	137.24	4/13/2019	0	0	0	0
	1,757	—	241.14	4/13/2019
	1,212	—	204.88	4/13/2019

(1)

Reflects unvested shares of restricted stock (and, additionally in the case of Mr. Holly his cash-settled restricted stock units) held by our named executive officers as of December 31, 2018 that have time-based vesting. These shares will vest on various dates as follows if the named executive officer has remained in continuous employment through each such date:

Name	1/14/19	1/16/19	1/19/19	11/1/19	1/16/20	1/19/20	11/1/20	1/16/21
Bradley J. Holly		16,983		56,193	16,983		56,193	16,983
Michael J. Stevens	10,031	8,117	5,709		8,117	5,709		8,117
Rick A. Ross	8,526	7,392	5,199		7,392	5,200		7,392
Peter W. Hagist	6,019	4,870	3,425		4,870	3,426		4,870
Bruce R. DeBoer	5,618	4,546	3,197		4,546	3,197		4,546

(2)

Reflects the value of unvested shares of restricted stock (and, additionally in the case of Mr. Holly his cash-settled restricted stock units) held by our named executive officers as of December 31, 2018 measured by the closing market price of our common stock on December 31, 2018, which was $22.69 per share.

(3)

Reflects unvested shares of performance share awards held by our named executive officers as of December 31, 2018 that have performance metric achievement vesting (at target for the performance share awards granted in 2016, 2017 and 2018 that are represented in the table as

2019 Proxy Statement | 37

vesting on December 31, 2018, December 31, 2019 and December 31, 2020, respectively). These shares will vest on various dates as follows if the performance objectives are satisfied and if the named executive officer has remained in continuous employment through each such date:

Name	12/31/18	12/31/19	12/31/20
Bradley J. Holly	—	10,103	50,949
Michael J. Stevens	30,092	17,126	24,351
Rick A. Ross	25,578	15,598	22,176
Peter W. Hagist	18,055	10,276	14,610
Bruce R. DeBoer	16,851	9,591	13,638

After the December 31, 2018 reporting date of this table, only 50% of the unvested performance share awards granted in 2016 that are represented in the table as vesting on December 31, 2018 vested due to the fact that 50% of the performance criteria were satisfied and 50% of these shares were forfeited.

(4)

Reflects the value of unvested shares of performance share awards held by our named executive officers as of December 31, 2018 (at target for the performance share awards granted in 2016, 2017 and 2018 that are represented in the table as vesting on December 31, 2018, December 31, 2019 and December 31, 2020, respectively) measured by the closing market price of our common stock on December 31, 2018, which was $22.69 per share. This value includes the value of 50% of the performance share awards granted in 2016 that did not vest and were forfeited (see footnote (3) above), in the aggregate amount of $1.01 million.

(5)

Upon Mr. Williams’ termination of employment on April 13, 2018, his option expiration date changed to one year from such termination and all of his unvested restricted stock and performance share awards were forfeited.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises and restricted stock awards vested during 2018 for our named executive officers.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bradley J. Holly	—	—	56,193	2,020,700
Michael J. Stevens	12,476	49,803	19,105	564,313
Rick A. Ross	2,079	8,287	16,586	490,019
Peter W. Hagist	—	—	11,462	338,541
Bruce R. DeBoer	—	—	10,699	316,004
Mark R. Williams	—	—	17,004	385,821

(1)

Reflects the number of shares of restricted common stock held by our named executive officers (including cash-settled restricted stock units held by Mr.  Holly) that vested during 2018 valued at the closing market price of our common stock on the applicable vesting dates.

Potential Payments Upon Termination or Change in Control

The following tables disclose potential payments and benefits under our compensation benefit plans and agreements to which the named executive officers in each situation in the tables below assuming that the termination of employment and/or change in control of our company occurred at December 31, 2018, the last business day of our fiscal year, and that our common stock was valued at the closing

38 | 2019 Proxy Statement

market price as of December 31, 2018 of $22.69. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control, and therefore the actual amounts would vary from the estimated amounts in the tables below. In addition, the amount of payments and benefits that named executive officers would actually receive may be materially less than the estimated amounts in the tables below because all such amounts in the tables below are on a pre-tax basis.

Descriptions of the circumstances that would trigger payments or benefits to the named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such plans and agreements, as well as other material assumptions we have made in calculating the estimated compensation, follow these tables.

Name	Termination by Retirement, Death or Disability ($) (2)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control ($)	Change in Control and Termination by Company without Cause or by Executive for Good Reason ($)
Bradley J. Holly
Severance	—	—	2,371,500	—	3,136,500
Pro Rata Target Bonus	—	—	841,500	—	841,500
Vesting of Restricted Stock	—	—	—	3,106,783	3,106,783
Vesting of Performance Shares	—	—	—	1,385,270	1,385,270
Vesting of Restricted Stock Units	—	—	—	599,311	599,311
Insurance	—	—	52,743	—	70,324

Pre-Tax Total	—	—	3,265,743	5,091,364	9,139,688
Michael J. Stevens
Severance	—	—	940,000	—	1,410,000
Pro Rata Target Bonus	—	—	470,000	—	470,000
Vesting of Restricted Stock	—	—	—	1,039,202	1,039,202
Vesting of Performance Shares (1)	—	—	—	1,623,901	1,623,901
Insurance	—	—	51,708	—	68,944

Pre-Tax Total	—	—	1,461,708	2,663,103	4,612,047
Rick A. Ross
Severance	—	—	893,000	—	1,363,000
Pro Rata Target Bonus	—	—	423,000	—	423,000
Vesting of Restricted Stock	—	—	—	932,582	932,582
Vesting of Performance Shares (1)	—	—	—	1,437,457	1,437,457
Insurance	—	—	56,202	—	74,936

Pre-Tax Total	—	—	1,372,202	2,370,039	4,230,975
Peter W. Hagist
Severance	—	—	855,000	—	1,305,000
Pro Rata Target Bonus	—	—	405,000	—	405,000
Vesting of Restricted Stock	—	—	—	623,521	623,521
Vesting of Performance Shares (1)	—	—	—	974,331	974,331
Insurance	—	—	57,063	—	76,084

Pre-Tax Total	—	—	1,317,063	1,597,852	3,383,936
Bruce R. DeBoer
Severance	—	—	1,305,000	—	1,755,000
Pro Rata Target Bonus	—	—	405,000	—	405,000
Vesting of Restricted Stock	581,999	—		581,999	581,999
Vesting of Performance Shares (1)	334,133	—		909,415	909,415
Insurance	—	—	48,949	—	65,265

Pre-Tax Total	916,132	—	1,758,949	1,491,414	3,716,679

2019 Proxy Statement | 39

(1)

For Messrs. Stevens, Ross, Hagist and DeBoer, includes $341,394, $290,182, $204,834 and $191,175, respectively, attributable to 50% of the performance share awards granted in 2016 that did not vest and were forfeited subsequent to December 31, 2018 and, as a result, would not vest upon any change in control.

(2)

As of December 31, 2018, of our named executive officers then serving, only Mr. DeBoer was eligible vesting of restricted stock and performance shares upon a Qualifying Retirement or death while eligible for a Qualifying Retirement as described in more detail below. The pro rata portion of performance share awards earned upon a Qualifying Retirement would remain subject to determination of the number of shares earned based on performance through the end of the performance period. For purposes of this table, performance at the target level has been assumed.

Mr. Williams’ employment terminated on April 13, 2018 and after such date the Compensation Committee approved the separation compensation as described in footnote (3) to the Summary Compensation Table.

Executive Employment and Severance Agreements

We entered into an Executive Employment and Severance Agreement (the “Employment Agreement”) with each of our named executive officers effective January 1, 2015 other than Mr. Holly, whose Employment Agreement became effective November 1, 2017. The Compensation Committee approved the terms of the Employment Agreement based on its independent compensation consultant’s analysis of the market.

The Employment Agreement has a term that ends at the end of each calendar year and renews automatically for successive one year terms unless either party provides written notice to the other party at least 180 days prior to the end of a term. The Employment Agreement provides that the executive officer is entitled to a base salary as in effect on the date of the Employment Agreement, subject to increase, but not decrease, as may be determined by the Compensation Committee, and to participate in cash and equity incentive plans and employee benefit plans that we generally provide to our senior executives. The Employment Agreement also provides that the executive officer is entitled to certain severance payments and other benefits upon a qualifying employment termination, including after we experience a Change of Control (as defined below).

If such executive officer’s employment is terminated without Cause (as defined below) or for Good Reason (as defined below) prior to the end of the employment term, the executive officer will be entitled to accrued but unpaid benefits, including a pro rata portion of the current year’s target annual bonus, and a lump sum severance benefit equal to the executive officer’s base salary multiplied by one, or two in the case of the Chief Executive Officer, plus the target bonus for the year in which the termination occurs. If such termination occurs within two years following a Change of Control, the multiplier of base salary described in the previous sentence is increased to two, or three in the case of the Chief Executive Officer. Due to Section 409A of the Internal Revenue Code, the severance payment will not be paid to the executive officer until six months after the executive officer’s termination except in certain circumstances. Additionally, until the earlier of 18 months following a qualified termination (or 24 months if such termination follows a Change of Control) or such time as the executive officer has obtained new employment and is covered by benefits at least equal in value, such executive officer will continue to be covered, at our expense, by the same or equivalent life insurance, hospitalization, medical, dental and vision coverage as such executive officer received prior to termination. To receive the foregoing benefits, the executive officer must execute and deliver to us (and not revoke) a general release of claims.

40 | 2019 Proxy Statement

The Employment Agreement also provides an executive officer with the following after a Change of Control has occurred: (i) the executive officer’s employment term is automatically extended for a two-year period; (ii) accelerated vesting of the executive officer’s restricted stock, stock options and performance shares; (iii) the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the Change of Control; and (iv) participation in salaried and executive officer benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The Employment Agreement also provides that, upon a termination after a Change of Control, if any portion of the executive officer’s termination payment would constitute an “excess parachute payment,” then the termination payment made to the executive officer will either be made in full or reduced to the greatest amount such that no portion of the termination payment would be subject to excise tax, whichever results in the receipt by the executive officer of the greatest benefit on an after-tax basis. The Employment Agreements do not provide for an excise tax gross-up payment.

The Employment Agreement also provides that the executive officer is subject to a customary confidentiality covenant and, for one year following termination of employment (or two years if the termination is after a Change of Control), customary covenants not to solicit and not to compete with our business in our material plays or fields.

“Change of Control” is defined in the Employment Agreements as the occurrence any of the following:

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing at least 20% of the combined voting power of our outstanding voting securities;

•

individuals who were directors as of the date of the Employment Agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of the Employment Agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors;

•	we consummate a merger, consolidation or share exchange with any other corporation, except for certain transactions that do not result in another person acquiring control of us; or

•	we are liquidated or dissolved or, with certain exceptions, sell all or substantially all of our assets.

“Cause” is defined in the Employment Agreements as a good faith finding by the board of directors that the executive officer has:

•	failed, neglected, or refused to perform the lawful employment duties related to his position or that we have assigned to him (other than due to disability);

•	committed any willful, intentional, or grossly negligent act having the effect of materially injuring our interest, business, or reputation;

•

violated or failed to comply in any material respect with our published rules, regulations, or policies and such violation or failure has the effect of materially injuring our interest, business, or reputation;

•	committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty;

•	misappropriated or embezzled any of our property (whether or not an act constituting a felony or misdemeanor); or

2019 Proxy Statement | 41

•	breached any material provision of the Employment Agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with us.

“Good Reason” is defined in the Employment Agreements as the occurrence of any of the following without the executive officer’s consent:

•	a material diminution in the executive officer’s authority, duties or responsibilities;

•	a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report;

•	a material diminution in the budget over which the executive officer retains authority;

•	a material change in the geographic location at which the executive officer must perform services;

•	in the case of Mr. Holly, we reduce his base salary; or

•	we materially breach any provision of the Employment Agreement.

Restricted Stock, Performance Share and Restricted Stock Unit Award Agreements

When we make grants of restricted stock, performance share and restricted stock unit awards under our Equity Incentive Plan to our executive officers, including the named executive officers, we enter into restricted stock agreements, performance share award agreements and restricted stock unit agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer on a change in control of our company. If an executive officer ceases to be employed by us for any reason, including death, other than a Qualifying Retirement or death while eligible for a Qualifying Retirement, then the shares of restricted stock, performance shares and restricted stock units that have not yet become fully vested will automatically be forfeited. Upon a Qualifying Retirement or death while eligible for a Qualifying Retirement, all unvested restricted stock held by such executive officer will vest and be released and a pro rata portion of performance shares held by such executive officer (based on time served as an employee during the relevant performance period) will vest and be released, subject to determination of the number of shares earned based on performance through the end of the relevant performance period. As of December 31, 2018, of our named executive officers then serving, only Mr. DeBoer was eligible for a Qualifying Retirement. Effective upon a change in control of our company, the shares of restricted stock, the performance shares and restricted stock units will fully vest (at target in the case of performance shares) and the restrictions imposed on the restricted stock and performance shares will immediately lapse. “Change in control” is defined in our Equity Incentive Plan the same as in the Employment Agreements.

The amounts in the tables above include the value attributable to unvested restricted stock, restricted stock units and performance shares held by our named executive officers valued at the closing price of our common stock on December 31, 2018. Subsequent to December 31, 2018, 50% of the unvested performance share awards granted in 2016 did not vest and were forfeited and, as a result, would not vest upon any change in control (see footnotes (3) and (4) to the table captioned “Outstanding Equity Awards at 2018 Year-End”).

Pay Ratio

As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Holly, our Chief Executive Officer throughout 2018. For the year ended December 31, 2018:

•	The median of the annual total compensation of all employees of our company was reasonably estimated to be $117,606.

•	The annual total compensation of Mr. Holly, was $5,432,235.

42 | 2019 Proxy Statement

•	Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 46 to 1.

We identified our median employee by examining base wages plus cash bonuses of all individuals employed by us on December 31, 2018 (other than Mr. Holly), whether full-time, part-time, or on a seasonable basis. We changed the date for identifying our median employee from October 31 for 2017 to December 31 for 2018 because of the administrative efficiency of using full-year data that is readily available when identifying the median employee using a December 31 date. We are using the same median employee that we used for our pay ratio calculation for 2017 because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact this pay ratio disclosure. Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2018 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. The following benefits were included in our median employee’s annual total compensation for 2018: base salary, annual cash bonus, premiums paid by the Company for long term disability, accidental death and dismemberment and life insurance, and matching contributions we made to the employee’s account under our 401(k) Employee Savings Plan.

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

The Board proposes that our stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation Tables” contained in this proxy statement.

Executive compensation is an important matter to us, our Board, our Compensation Committee and our stockholders. At the 2017 meeting, we also held a non-binding, advisory stockholder vote on the frequency of future advisory stockholders votes on the compensation of our named executive officers. In keeping with the recommendation of the Board, our stockholders expressed a preference that advisory stockholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Board determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders again to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation Tables” contained in this proxy statement.

As we describe in detail under “Compensation Discussion and Analysis,” we have designed our executive compensation programs to advance the core principles of supporting our business strategy of achieving meaningful growth in free cash flow, production of oil and natural gas and proved reserves of oil and natural gas and increasing long-term value appreciation in our common stock. We utilize our executive compensation program to attract and retain highly qualified and experienced employees, motivate them to achieve and advance and reward them for outstanding performance.

The Compensation Committee has overseen the development and implementation of our executive compensation program in line with these core compensation principles. The Compensation Committee also continuously reviews, evaluates and updates our executive compensation program to seek to provide rewards for individual performance compared to goals established by our chief executive officer in the annual performance appraisal for each named executive officer other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer and corporate results and encourage an ownership mentality among our executives and other key employees.

2019 Proxy Statement | 43

Our Compensation Committee is committed to align executive compensation with stockholders’ interests while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to seek the long-term success of our company and generate increased long-term value to our stockholders.

The Board and the Compensation Committee request the support of our stockholders for the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote on the compensation of our named executive officers gives our stockholders the opportunity to make their opinions known about our executive compensation programs. As we seek to align our executive compensation program with the interests of our stockholders while continuing to retain key talented executives that drive our company’s success, we ask that our stockholders approve the compensation of our named executive officers as disclosed in this proxy statement.

This vote on the compensation of our named executive officers is advisory and not binding on us, the Board or the Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and the Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

The Board recommends a vote FOR the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the accompanying compensation tables under “Executive Compensation” contained in this proxy statement.

AUDIT MATTERS

Audit Committee Report

The Audit Committee provides the following report:

•

We discussed with the independent auditors their independence and the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X. The independent auditors provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee.

•

Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2018, the related audit report, the related certifications of the Company’s chief executive officer and chief financial officer, and the applicable management’s discussion and analysis. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the fairness of the presentation of audited financial statements in conformity with accounting principles generally accepted in the United States.

•

We recommended to the Board, based on the reviews and discussions described above, that the material reviewed above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Philip E. Doty, Chairperson

Thomas L. Aller

William N. Hahne

Carin S. Knickel

44 | 2019 Proxy Statement

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2019. The Board recommends to the stockholders the ratification of the selection of Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for 2019.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our financial statements. Deloitte & Touche LLP has been retained as our independent auditor continuously since 2003. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In connection with the mandated rotation of Deloitte & Touche LLP’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent auditor is in our and our stockholders’ best interests.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will, in its discretion, consider whether or not to retain Deloitte & Touche LLP or to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of us and our stockholders.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees and Services

The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the years ended December 31, 2018 and 2017 and fees for other permitted services rendered by Deloitte & Touche LLP during those periods:

	2018 ($)	2017 ($)
Audit Fees	1,071,768	997,048
Audit-Related Fees (1)	215,786	307,517
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1,287,554	1,304,565

(1)

For 2018, fees related to the audit of our 401(k) Plan, work performed in connection with the registration of our debt offering and oil and gas property acquisitions. For 2017, fees related to the audit of our 401(k) Plan, work performed in connection with our debt offering and oil and gas property divestitures.

2019 Proxy Statement | 45

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may delegate authority to one or more of its members when appropriate to grant such pre-approvals, provided that decisions of such member or members to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In addition, the Audit Committee pre-approves particular services, subject to certain monetary limits, after the Audit Committee is presented with a schedule describing the services to be approved. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

EQUITY PLAN MATTERS

Proposal 4 – Approval of an Amendment and Restatement of the

Whiting Petroleum Corporation 2013 Equity Incentive Plan

Summary and Background

We are asking our stockholders to approve the Whiting Petroleum 2013 Equity Incentive Plan, as amended and restated (the “Equity Plan”). The Equity Plan was first approved by our stockholders and became effective on May 7, 2013, and was most recently approved by our stockholders, as amended and restated, on May 17, 2016 (the “2016 Stockholder Approval Date”). On February 21, 2019, the Board approved the amendment and restatement of the Equity Plan, subject to the approval of our stockholders at the Annual Meeting, to increase the total number of shares of common stock available for issuance under the Equity Plan by 3,000,000 shares and to make certain other changes described below. A copy of the Equity Plan as amended and restated is attached to this proxy statement as Exhibit A. In the event the amendment and restatement of the Equity Plan is not approved by our stockholders at the Annual Meeting, the Equity Plan as in effect prior to its amendment and restatement will remain in full force and effect.

As we describe in “Executive Compensation — Compensation Discussion and Analysis,” long-term performance incentives, primarily consisting of restricted stock, are important components of our overall compensation program. Awards of restricted stock encourage our executive officers to have an ownership mentality and align their interests with stockholder interests by having a continuing stake in the success of our company and the long-term value appreciation in our common stock. In particular, the performance-based restricted stock encourages our executive officers to continue performance that results in stock appreciation above rates experienced by our peer group.

The Board recommends a vote FOR the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

Updated Share Information and Burn Rate

As of January 31, 2019, there remained a total of 384,191 shares available for future awards under the Equity Plan, before any increase in available shares takes effect. As of January 31, 2019, there were outstanding awards under the Equity Plan relating to 1,281,997 shares, consisting of (i) options to purchase 49,230 shares with a weighted average exercise price of $195.92 and an average remaining term of 3.20 years and (ii) 1,232,767 full value award shares. As of January 31, 2019, there were also outstanding under the Equity Plan 198,126 restricted stock units that can only be settled in cash.

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Our burn rate for each of the last three years was as follows:

	Stock Options Granted	Full-Value Shares (1)	Total Granted (2)	Weighted Average Number of Shares Outstanding	Burn Rate
2018	0	249,983	249,983	90,952,963	0.27%
2017	0	538,194	538,194	90,683,472	0.59%
2016	0	737,912	737,912	62,967,306	1.17%

(1)

Consists of (i) time-based restricted share awards and stock-settled restricted stock unit awards granted during the year and (ii) performance-based share awards and performance share unit awards earned during the year. The number of equity awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us.

(2)	This number does not include any multiplier for full-value awards.

Authorized Shares and Stock Price

Our certificate of incorporation currently authorizes the issuance of 225,000,000 shares of common stock. There were 91,837,538 shares of our common stock issued and outstanding as of the March 7, 2019 record date, and the market value of a share of our common stock as of that date was $23.85.

Summary of the Terms of the Incentive Plan

The following is a summary of the material provisions of the Equity Plan as amended and restated. This summary is qualified in its entirety by reference to the full and complete text of the Equity Plan. Any inconsistencies between this summary and the text of the Equity Plan will be governed by the text of the Equity Plan.

Purpose

The purpose of the Equity Plan is to promote our best interests and the best interests of our stockholders by providing our key employees and non-employee directors with an opportunity to acquire a proprietary interest in our company, receive monetary payments based on the value of our shares or receive other incentive compensation. The Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by directors who are not our employees or employees of our affiliates, we seek to attract and retain on the Board persons of exceptional competence and to provide further incentive to serve as a director of our company.

Administration and Eligibility

The Equity Plan is required to be administered by a committee of the Board consisting of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee has been designated as the current administrator of the Equity Plan, which we refer to in this section as the “Committee.” Among other functions, the Committee has the authority to select key employees and non-employee directors of our company and its affiliates to be participants under the Equity Plan; to determine the types of awards to be granted to participants and the number of shares covered by or the amount of

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cash to be earned pursuant to such awards; to set the terms and conditions of such awards; to determine whether, to what extent and when awards may be settled in cash or shares; to determine whether, to what extent and when cash, shares and other awards may be deferred; and to establish, amend or waive rules for the administration of the Equity Plan.

Any of our or our affiliates’ key employees, including executive officers or employee-directors, are eligible to be granted awards by the Committee under the Equity Plan. Key employees are defined as any of our or our affiliates’ officers or other key employees who are responsible for or contribute to the management, growth or profitability of our business or the business of our affiliates, as determined by the Committee. As of December 31, 2018, approximately 737 employees were eligible to participate in the Equity Plan. Our six non-employee directors are also eligible to participate in the Equity Plan.

Awards Under the Equity Plan; Available Shares

The Equity Plan authorizes the Committee to grant to key employees:

•	stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance shares and performance units; and

•	annual incentive awards and long-term incentive awards.

The Committee may grant non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee directors.

Under the Equity Plan prior to its most recent amendment and restatement, an aggregate of 1,375,000 shares of our common stock, plus the number of shares of our common stock issuable under awards outstanding under the Equity Plan as of the 2016 Stockholder Approval Date, plus the number of shares available for issuance under the Equity Plan that had not been made subject to an outstanding award as of the 2016 Stockholder Approval Date, plus any shares subject to awards granted under the 2003 Equity Incentive Plan (the “Prior Plan”) that would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration), were reserved for issuance, subject to adjustment as described below. The Equity Plan also authorizes for issuance a number of shares sufficient to satisfy the awards we assumed in connection with our acquisition of Kodiak Oil & Gas Corp. in December 2014. The Equity Plan as amended and restated provides that, subject to adjustment as described below, as of the date that our stockholders approve the Equity Plan as amended and restated, an aggregate of 3,000,000 shares of our common stock, plus the number of shares of our common stock issuable under awards outstanding under the Equity Plan as of such date, plus the number of shares available for issuance under the Equity Plan that have not been made subject to an outstanding award as of such date, plus any shares subject to awards granted under the Prior Plan that would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration), will be reserved for issuance under the Equity Plan.

All of the shares may be issued pursuant to the exercise of incentive stock options. If (1) an award lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (2) it is determined during or at the

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conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to the shares covered by the award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (3) shares are forfeited under an award or (4) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, then the shares will be recredited to the Equity Plan’s reserve and may again be used for new awards under the Equity Plan, but shares recredited to the Equity Plan’s reserve pursuant to clause (4) may not be issued pursuant to incentive stock options. However, in no event may the following shares be recredited to reserve: shares tendered in payment of the exercise price of an option; shares withheld to satisfy federal, state or local tax withholding obligations; shares purchased by us using proceeds from option exercises; and shares subject to a stock-settled stock appreciate right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise.

Any shares delivered pursuant to an award may be either authorized and unissued shares of common stock or treasury shares.

Terms of Awards

Performance Goals

The Committee may make any of the awards under the Equity Plan subject to achievement of performance goals and has the discretion to choose among the selected performance goals. Under the terms of the Equity Plan, the Committee may select from the following performance goals:

•	return on equity,

•	return on investment,

•	return on net assets,

•	return on revenues,

•	operating income,

•	performance value added,

•	pre-tax profits,

•	net income,

•	net earnings per share,

•	working capital as a percent of net sales,

•	net cash provided by operating activities,

•	market price per share of common stock,

•	market price per share of common stock in comparison with peers,

•	total stockholder return,

•	cash flow or cash flow per share,

•	reserve value or reserve value per share,

•	net asset value or net asset value per share,

•	production volumes,

•	reserve addition, and

•	finding and development costs.

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As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Committee at the time of granting the award. The Committee may, at the time of establishing the performance goal or at the time of measuring performance, exclude the effects of excluded items specified in the Equity Plan. The Committee may also provide for other adjustments to performance goals in the award agreement or plan document evidencing any award at the time the award is granted. Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). The Committee also may designate other performance goals, including goals involving individual performance and subjective targets, not listed above.

Options

The Committee may grant non-qualified stock options to non-employee directors and non-qualified stock options and incentive stock options to key employees, provided that, under the Equity Plan as amended and restated, during any calendar year, no individual key employee may be granted options to purchase in excess of 500,000 shares of common stock and no non-employee director may be granted options to purchase in excess of 25,000 shares of common stock (subject in each case to adjustment as described below). The Committee will determine the exercise price per share of common stock subject to options granted under the Equity Plan, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of any option granted under the Equity Plan will be determined by the Committee, provided that the term of any option may not exceed ten years from the date of its grant. Options granted under the Equity Plan will become exercisable in the manner, at the times and in the amounts determined by the Committee, except that no award of stock options may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan). Participants may exercise options by payment in full of the exercise price, at the discretion of the Committee, in cash or by tendering shares of common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the Equity Plan must comply with Section 422 of the Code.

Stock Appreciation Rights

The Committee may grant stock appreciation rights to key employees and non-employee directors, provided that, under the Equity Plan as amended and restated, during any calendar year, no individual key employee may be granted stock appreciation rights with respect to more than 500,000 shares of common stock and no non-employee director may be granted stock appreciation rights with respect to more than 25,000 shares of common stock (in each case subject to adjustment as described below). A stock appreciation right granted under the Equity Plan will confer on the holder a right to receive, upon exercise of the stock appreciation right, the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the stock appreciation right as specified by the Committee. The grant price of a stock appreciation right under the Equity Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant. At the time of grant, the Committee will determine the term of any stock appreciation right granted under the Equity Plan, provided that the term may not exceed ten years from the date of grant. The Committee will also

50 | 2019 Proxy Statement

determine the price, term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of common stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the Equity Plan, except that no award of stock appreciation rights may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan).

Restricted Stock

The Committee may grant shares of restricted stock to key employees and non-employee directors, provided that, under the Equity Plan as amended and restated, during any calendar year, no key employee may be granted more than 500,000 shares of restricted stock and no non-employee director may be granted more than 25,000 shares of restricted stock (in each case subject to adjustment as described below). Shares of restricted stock granted to key employees and non-employee directors under the Equity Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote the shares or receive dividends on the shares. The restrictions imposed on the shares may lapse separately or in combination at the times and in the amounts as the Committee determines, except that no award of restricted stock may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan). Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited by the key employee or non-employee director.

Restricted Stock Units

The Committee may grant restricted stock units to key employees and non-employee directors, provided that, under the Equity Plan as amended and restated, during any calendar year, no key employee may be granted more than 500,000 restricted stock units and no non-employee director may be granted more than 25,000 restricted stock units (in each case subject to adjustment as described below). Restricted stock units granted to key employees and non-employee directors under the Equity Plan will be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at the times and in the amounts as the Committee determines, except that no award of restricted stock units may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan). Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all unvested restricted stock units will be forfeited by the key employee or non-employee director.

Performance Shares and Performance Units

The Committee may grant performance shares and/or performance units to key employees, provided that no key employee may receive, during any calendar year, more than 500,000 performance shares, more than 500,000 performance units the value of which is based on the fair market value of a share of our common stock, or performance units the value of which is not based on the fair market value of a share of our common stock that would pay more than $5,000,000, under the Equity Plan (subject to adjustment as described below). The Committee will determine and/or select the applicable performance period, the performance goals (and the performance levels related to these goals) to be achieved during any performance period, the proportion of payments, if any, to be made

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for performance between the minimum and full performance level for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock or restricted stock units received upon payment of performance shares or performance units if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares or performance units, except that no award of performance shares or performance units may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan).

Following completion of the applicable performance period, payment on performance shares and/or performance units granted to and earned by key employees will be made in shares of common stock (which, at the discretion of the Committee, may be shares of restricted stock), cash or restricted stock units with an aggregate fair market value equal to the value of the earned performance shares and/or performance units at the close of the applicable performance period. Key employees will have no voting rights with respect to the performance shares or the shares underlying performance units held by them during the applicable performance period.

Annual and Long-Term Incentive Awards

The Committee may grant annual or long-term incentive awards to key employees, provided that no key employee may receive, during any calendar year, an annual incentive award that would pay more than $5,000,000 or a long-term incentive award that would pay more than $10,000,000 under the Equity Plan. The Committee determines all terms and conditions of such awards, including the performance goals, performance period, potential amount payable and timing of payment; but the Committee must require that payment of at least a portion of the amount subject to the award is contingent on the achievement of one or more performance goals during a specified period and the performance period relate to a period of one fiscal year of our company (except where the award is made to a newly hired or promoted individual) for an annual incentive award and a period of more than one fiscal year of our company for a long-term incentive award. Neither annual nor long-term incentive awards may be granted with a vesting period shorter than one year. Annual and long-term incentive awards are payable in cash.

Adjustments and Change in Control Provisions

If (i) we are involved in a merger or other transaction in which shares of our common stock are changed or exchanged; (ii) we subdivide or combine the shares of our common stock or we declare a dividend payable in shares of our common stock, other securities or other property; (iii) we effect a cash dividend the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving the shares of our common stock; or (iv) any other event occurs that, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan, then the Committee will adjust as applicable (a) the number and type of shares of our common stock subject to the Equity Plan, and which may after the event be made the subject of awards; (b) the number and type of shares of our common stock subject to outstanding awards; (c) the grant, purchase, or exercise price with respect to any award; and (d) the performance goals of an award.

If the Committee deems appropriate, it may provide for a cash payment to the holder of an outstanding award in exchange for cancellation of some or all of the award (without the consent of the

52 | 2019 Proxy Statement

holder of the award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective) or in lieu of any or all of the foregoing adjustments; except that no adjustment will be made with respect to awards of incentive stock options to the extent that such adjustment would cause the Equity Plan to violate Section 422(b) of the Code; and the number of shares of common stock subject to any award payable or denominated in shares of our common stock will always be a whole number. In the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Committee may substitute, on an equitable basis as the Committee determines, for each share then subject to an award and the shares subject to the Equity Plan (if the Equity Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of shares are or will be entitled in respect of each share pursuant to the transaction. In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares of our common stock (including a reverse stock split), if no action is taken by the Committee, adjustments that are proportionate will automatically occur as of the date of the stock dividend or subdivision or combination.

In order to preserve a participant’s rights under an award in the event of a change in control, the Committee in its discretion may, at the time an award is granted or at any time thereafter, take one or more of the following actions with respect to a change in control: (i) provide for the acceleration of any time period relating to the award or the exercise of the award in connection with a change in control; (ii) provide for the cancellation of the award upon or immediately prior to the change in control in exchange for an amount of cash or other property equal to the value of the award or the value that could have been received upon the exercise of the award had the award then been vested and/or exercisable; (iii) adjust the terms of the award in the manner determined by the Committee to be appropriate to reflect the change in control; (iv) cause the award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of our company in connection with a change in control.

For purposes of the Equity Plan, a “change in control” is defined as any of the following events:

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing at least 20% of the combined voting power of our outstanding voting securities;

•

individuals who were directors as of the original effective date of the Equity Plan and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the effective date of the Equity Plan or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors;

•	we consummate a merger, consolidation or share exchange with any other corporation, except for certain transactions that do not result in another person acquiring control of us; or

•	we are liquidated or dissolved or, with certain exceptions, sell all or substantially all of our assets.

Limits on Transferability

Except as otherwise provided by the Committee, no award granted under the Equity Plan (other than an award of restricted stock on which the restrictions have lapsed or an award of restricted stock units which have vested) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

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Dividends and Dividend Equivalents

No dividends or dividend equivalents may be paid to a participant with respect to an award prior to the vesting of such award. Subject to that limitation, the Committee may grant dividend equivalents to key employees and non-employee directors entitling the participants to receive cash equal to cash dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may only be granted in connection with “full value” awards granted to key employees or non-employee directors under the Equity Plan. For this purpose, a “full-value” award includes restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share) and any other similar award under which the value of the award is measured as a full value of a share, rather than the increase in the value of a share.

Minimum Vesting Requirements

All awards under the Equity Plan must have a vesting period of at least one year, except that awards (other than annual and long-term incentive awards) may be granted with a shorter vesting period to the extent such awards, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan.

No Repricing or Backdating of Options or Stock Appreciation Rights

Except for certain adjustments discussed above, neither the Committee nor any other person may decrease the exercise or grant price for any outstanding option or stock appreciation right after the date of grant, cancel an outstanding option or stock appreciation right in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the shares subject to such option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares) or allow a participant to surrender an outstanding option or stock appreciation right as consideration for the grant of a new option or stock appreciation right with a lower exercise price. In addition, the Committee may not make a grant of an option or stock appreciation right with a grant date that is effective prior to the date the Committee takes action to approve such award.

Amendment and Termination

Except as otherwise provided in the Equity Plan, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Equity Plan. Approval by the Board will be required for any such action to the extent we determine such approval is required by: (i) prior action of the Board, (ii) applicable corporate law, or (iii) any other applicable law. Stockholder approval of any amendment of the Equity Plan will also be obtained to the extent we determine such approval is required by: (i) Section 16 of the Securities and Exchange Act of 1934, (ii) the Code, (iii) the listing requirements of any principal securities exchange or market on which the shares are then traded, or (iv) any other applicable law. Stockholder approval is also required for any of the following Equity Plan amendments: (i) an amendment to materially increase any number of shares or limits specified in the Equity Plan (except as contemplated by the adjustment provisions of the Equity Plan), (ii) an amendment to expand the group of individuals that may become participants, or (iii) an amendment that would diminish the protections afforded by the anti-repricing and anti-backdating provisions of the Equity Plan or that would materially change the minimum vesting and performance requirements of an award as required in the Equity Plan.

Termination of the Equity Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Equity Plan except as they may lapse or be terminated by their own terms and conditions.

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The Committee may modify, amend or cancel any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, under the Equity Plan, except that any modification or amendment that materially diminishes the rights of a participant and any cancellation of an award is effective only if agreed to by the participant or any other person with an interest in the award. The Committee need not, however, obtain consent for the adjustment or cancellation under the circumstances described in the preceding paragraph or for the modification of an award to the extent it deems necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the shares of our common stock are then traded, or to preserve favorable accounting or tax treatment of any award for our company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment must be made in a manner that will enable an award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an award intended to comply with Section 409A to continue to so comply.

Recoupment

Any awards granted under the Equity Plan, and any shares issued or cash paid pursuant to an award, will be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by us from time to time (to the extent contemplated by such policies) and (ii) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time (to the extent contemplated by such requirements). As described under “Executive Compensation — Compensation Discussion and Analysis,” we currently maintain a comprehensive clawback policy that applies to all award types made to our executive officers, including our Chief Executive Officer.

Withholding

Not later than the date as of which tax withholding is first required with respect to any award under the Equity Plan, a key employee will be required to pay to the company, or make arrangements satisfactory to the company regarding the payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Equity Plan may be settled with shares of common stock (other than shares of restricted stock), including shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. Our obligations under the Equity Plan are conditional on such payment or arrangements, and we and any affiliate will, to the extent permitted by law, have the right to deduct any taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Equity Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Equity Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

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Stock Options

The grant of a stock option under the Equity Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Equity Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Equity Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

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A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Equity Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

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Annual and Long-Term Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to our Chief Executive Officer and our three other highest paid officers other than our Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. This deduction limit may apply to awards under the Equity Plan. However, we reserve the right to award and pay non-deductible amounts to the extent we deem appropriate in furtherance of the objectives of our compensation programs.

Code Section 409A

Awards under the Equity Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If such awards do not comply with the requirements of Section 409A, holders of the awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the Equity Plan and awards under the Equity Plan to comply with, or be exempt from, Section 409A and the Department of Treasury regulations and other interpretive guidance issued pursuant to Section 409A. The Equity Plan incorporates the provisions of Section 409A by reference to the extent necessary for any award subject to Section 409A to comply with Section 409A. The Equity Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

Future Plan Benefits

Our Committee annually determines the benefits or amounts that will be received by or allocated to key employees and periodically reviews the director compensation schedule to determine the benefits or amounts to be received by or allocated to our directors. Accordingly, such benefits and amounts in the future are not currently determinable.

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Equity Compensation Plan Information

The following table sets forth information with respect to compensation plans under which equity securities of Whiting Petroleum Corporation are authorized for issuance as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	49,230	$195.92	1,043,446	(2)
Equity compensation plans not approved by security holders	—	N/A	—

Total	49,230	$195.92	1,043,446	(2)

(1)

Consists of the Prior Plan and the Equity Plan. Upon the first stockholder approval of the Equity Plan in May 2013, the Prior Plan was terminated, but continues to govern awards that were outstanding on its termination. Any shares netted or forfeited under the Prior Plan will be available for future issuance under the Equity Plan. However, shares netted for tax withholding under the Equity Plan will be cancelled and will not be available for future issuance.

(2)	Number of securities reduced by 49,230 stock options outstanding and 1,058,223 shares of restricted common stock previously issued for which the restrictions have not lapsed.

The Board recommends a vote FOR the amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

STOCKHOLDER PROPOSALS

If a stockholder wants us to include a proposal in our proxy statement for the 2020 annual meeting pursuant to SEC Rule 14a-8, the proposal must be received at our principal executive offices at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 by November 19, 2019. The proposal should be sent to the attention of our Corporate Secretary. Such a proposal must meet the stockholder eligibility and other requirements of the SEC.

We recently amended our by-laws to include a proxy access provision. Under our by-laws, stockholders who meet the requirements set forth in our by-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other matters, a stockholder must give written notice to our Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the 2020 annual meeting. Under the by-laws, we must receive notice of a stockholder’s director nomination for the 2020 annual meeting pursuant to the proxy access by-law provision no sooner than October 20, 2019 and no later than November 19, 2019. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2020 annual meeting.

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A stockholder who otherwise intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2020 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a stockholder must give written notice to our Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the 2019 annual meeting. Under the by-laws, we must receive notice of a stockholder’s intent to present business, other than pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2020 annual meeting no sooner than the close of business on January 2, 2020 and no later than the close of business on February 1, 2020. If the notice is received outside of that time frame, then we are not required to permit the business or the nomination to be presented at the 2020 annual meeting. Nevertheless, if the Board chooses to present such proposal at the 2020 annual meeting, then the persons named in proxies solicited by the Board for the 2020 annual meeting may exercise discretionary voting power with respect to such proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Where and when is the Annual Meeting?

The annual meeting will be held on Wednesday, May 1, 2019, at 10:00 a.m., Mountain Time, in the 1700 Club, located on the lower level of the Wells Fargo Center at 1700 Lincoln, Denver, Colorado 8020.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before March 19, 2019, we mailed a Notice of Internet Availability of Proxy Materials to participating stockholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

What do I need to do to attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders as of the close of business on March 7, 2019 and their authorized proxy holders. If you hold your shares in your name as a stockholder of record and you plan to attend the Annual Meeting, you will need proof of ownership of our stock. If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of our stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. In each case, the individual must have a valid government-issued photo identification to be admitted to the Annual Meeting.

For directions to the annual meeting, please write to Corporate Secretary, Whiting Petroleum Corporation, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or call (303) 837-1661.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 7, 2019 are entitled to receive the Notice of Annual Meeting of Stockholders and to vote their shares at the Annual Meeting. As of that date, there were 91,837,538 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice of Annual Meeting of Stockholders and this proxy statement and any accompanying materials have been provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Annual Meeting of Stockholders and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your

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broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	By Internet: You can vote over the Internet at www.envisionreports.com/WLL by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	By Telephone: You can vote over the telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•

By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

•

At the Annual Meeting: Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m., Eastern Time, on May 1, 2019. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has submitted a proxy does not in itself revoke a proxy. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive paper copies of the proxy materials will receive only one copy of our proxy statement and annual report to

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stockholders, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. Householding conserves natural resources and reduces our distribution costs. Stockholders who participate in householding will continue to receive separate proxy cards.

Upon request, we will promptly deliver a separate copy of the proxy statement and annual report to stockholders to any stockholder at a shared address to which a single copy of each document was delivered. For future deliveries of proxy statements and annual reports to stockholders, stockholders may also request us to deliver multiple copies at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to stockholders may also request delivery of a single copy upon request. Stockholders may notify us of their requests orally or in writing by contacting Corporate Secretary, Whiting Petroleum Corporation, at 303-837-1661 or 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Can I access the proxy materials and the 2018 annual report on the Internet?

The Notice of Annual Meeting of Stockholders and this proxy statement and our 2018 annual report to stockholders are available on our website at www.whiting.com.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the approval, by advisory vote, of the compensation of our named executive officers or the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

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What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal		Vote Required
1.	Election of directors	Plurality subject to resignation under Majority Voting Policy if votes “withheld” greater than votes “for”
2.	Advisory approval of executive compensation	Majority of votes present and entitled to vote
3.	Ratification of the appointment of Deloitte & Touche LLP	Majority of votes present and entitled to vote
4.	Approve amendment and restatement of 2013 Equity Incentive Plan	Majority of votes present and entitled to vote

Election of Directors; Majority Vote Policy

Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present), subject to our Majority Voting Policy. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors.

Pursuant to our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the chairman of the board. The Nominating and Governance Committee of our Board (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting of Stockholders. Within four days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the SEC that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation. The Majority Voting Policy is available in Appendix C to our Corporate Governance Guidelines on our website at www.whiting.com.

Approval, by Advisory Vote, of the Compensation of Our Named Executive Officers

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the approval, by advisory vote, of the compensation of our named executive officers as disclosed in this proxy statement. Broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

Ratification of the Appointment of Deloitte & Touche LLP

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019. Abstentions will act as a vote against ratification of the appointment.

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Approval of an Amendment and Restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan. Broker non-votes will have no effect on the approval of the amendment and restatement, but abstentions will act as a vote against approval of the amendment and restatement.

How will my shares be voted at the Annual Meeting?

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote:

•	FOR the election of each of the director nominees named in this proxy statement;

•	FOR the approval, by advisory vote, of the compensation of our named executive officers as disclosed in this proxy statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019; and

•	FOR the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

Could other matters be decided at the Annual Meeting?

Other than the election of three directors, the advisory vote on the compensation of our named executive officers, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 and the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, the Board has no knowledge of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if you return your signed and completed proxy card or vote by telephone or on the Internet and any other business or matters properly shall come before the Annual Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

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Exhibit A

WHITING PETROLEUM CORPORATION

2013 EQUITY INCENTIVE PLAN

Amended and Restated

1.	Purpose, Effective Date and Prior Plan

(a)     Purpose. The purpose of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated (the “Plan”), is to promote the best interests of Whiting Petroleum Corporation (together with any successor thereto, the “Company”) and its stockholders by providing key employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company, receive monetary payments based on the value of the Company’s shares, or receive other incentive compensation. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b)     Original Effective Date. The Plan became effective on, and Awards could be granted under the Plan on and after, May 7, 2013, the date that the Plan was approved by the Company’s stockholders (the “Original Effective Date”).

(c)     History. Prior to the Original Effective Date, the Company had in effect the Whiting Petroleum Corporation 2003 Equity Incentive Plan (the “Prior Plan”). Upon stockholder approval of the Plan on the Original Effective Date, the Prior Plan terminated and no new awards have been granted under the Prior Plan after such date; provided that the Prior Plan continues to govern awards outstanding as of the date of its termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms. The Board amended and restated the Plan effective February 18, 2016, contingent on subsequent stockholder approval of the Plan as amended and restated, and stockholders approved the amendment and restatement on May 17, 2016. The Committee further amended and restated the Plan effective January 1, 2017. The Plan was amended effective November 8, 2017 to adjust the share reserve and individual award limits under the Plan to reflect the one-for-four reverse stock split effective November 8, 2017. The Board amended and restated the Plan effective February 21, 2019, contingent on subsequent stockholder approval of the Plan as amended and restated.

2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a)     “10% Stockholder” shall mean a Participating Key Employee who, as of the date an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of stock then issued by the Company or a subsidiary corporation.

(b)     “Act” shall mean the Securities Act of 1933, as amended.

(c)     “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Section 414(b) or (c); provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

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(d)     “Amendment Approval Date” means the most recent date on which the Company’s stockholders approve the Plan as amended and restated.

(e)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Annual Incentive Award or Long-Term Incentive Award granted under the Plan.

(f)     “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(g)     “Beneficial Ownership” shall mean a Person’s beneficial ownership of any securities:

(i)      which such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of rights issued pursuant to the terms of any Rights Agreement of the Company, at any time before the issuance of such securities;

(ii)    which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

(iii)   which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(h)     “Board” shall mean the Board of Directors of the Company.

(i)     “Change in Control” shall mean the occurrence of any of the following:

(i)     any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities

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beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Original Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(ii)     the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Original Effective Date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Original Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this definition until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii)   the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined Voting Power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Original Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(iv)   a complete liquidation or dissolution of the Company is effected or there is a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive

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months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined Voting Power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change in Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(j)      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(k)     “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(l)     “Committee” shall mean a committee of the Board of Directors of the Company or a subcommittee thereof designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(m)    “Dividend Equivalent” shall mean a right, granted to a Participating Key Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(n)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o)     “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(p)     “Fair Market Value” shall mean, with respect to a Share on a particular date: (i) the last sales price on such date on the New York Stock Exchange, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an

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over-the-counter market, the price determined by the Committee. With respect to any property other than Shares, Fair Market Value shall mean the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q)     “Incentive Award” shall mean the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 6(f) of the Plan and “Long-Term Incentive Awards” as described in Section 6(g) of the Plan.

(r)      “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(s)      “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(t)     “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(u)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(v)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(w)    “Participant” shall mean a Participating Key Employee or a Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

(x)    “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

(y)    “Performance Goals” shall mean each of, or a combination of one or more of, the following:

(i)       Return on equity;

(ii)      Return on investment;

(iii)     Return on net assets;

(iv)     Return on revenues;

(v)      Operating income;

(vi)     Performance value added (as defined by the Committee at the time of selection);

(vii)    Pre-tax profits;

(viii)   Net income;

(ix)     Net earnings per Share;

(x)      Working capital as a percent of net revenues;

(xi)     Net cash provided by operating activities;

(xii)    Market price per Share of common stock;

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(xiii)   Market price per Share of common stock in comparison with peers;

(xiv)   Total stockholder return;

(xv)     Cash flow or cash flow per share;

(xvi)    Reserve value or reserve value per share;

(xvii)   Net asset value or net asset value per share;

(xviii)  Production volumes;

(xix)   Reserve addition; and

(xx)   Finding and development costs.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Committee at the time of granting the Award. The Committee may, at the time of establishing the Performance Goal(s) or at the time of measuring performance, exclude the effects of Excluded Items. The Committee may also provide for other adjustments to Performance Goals in the Award Agreement or plan document evidencing any Award at the time the Award is granted. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). The Committee also may designate other Performance Goals, including goals involving individual performance and subjective targets, not listed above.

(z)     “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(aa)   “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(bb)   “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

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(cc)   “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(dd)   “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(ee)   “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(ff)   “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(gg)  “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(hh)  “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(ii)   “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(jj)   “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(kk)  “Voting Power” means the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company.

3.	Administration

The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees and select Non-Employee Directors to be participants under the Plan; (ii) determine the type or types of Awards to be granted to each Participating Key Employee and Non-Employee Director

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under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with), or the amount of cash to be earned pursuant to, Awards granted to Participating Key Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee or Non-Employee Director; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees of Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

The Company will indemnify and hold harmless each member of the Committee and the Board of Directors of the Company and each executive officer or member of any other committee to whom a delegation under this Section 3 has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Shares Available for Award

(a)     Shares Available. Subject to adjustment as provided in Section 4(b):

(i)      Number of Shares Available. As of the Amendment Approval Date, the number of Shares with respect to which Awards may be granted under the Plan shall be 3,000,000Shares, plus the number of Shares issuable under Awards outstanding under the Plan as of the Amendment Approval Date, plus the number of Shares available for issuance under the Plan that have not been made subject to an outstanding Award as of the Amendment Approval Date, all of which may be issued pursuant to the exercise of Incentive Stock Options. To the extent an Award provides that it shall be paid in the form of cash, then the Shares underlying such Award (which serve as the basis for determining the cash payment that may be due thereunder) shall not deplete the Plan’s reserve. In addition, if (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares thereunder (whether on a current or deferred basis), (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award or (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in

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payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; Shares purchased by the Company using proceeds from Option exercises; and Shares subject to a stock-settled Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise. If, after the Amendment Approval Date, any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under this Section 4(a)(i). Any such Shares will not be available for future awards under the terms of the Prior Plan.

(ii)     Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 500,000 Shares, Stock Appreciation Rights with respect to more than 500,000 Shares, more than 500,000 Shares of Restricted Stock, more than 500,000 Restricted Stock Units, more than 500,000 Performance Shares, more than 500,000 Performance Units the value of which is based on the Fair Market Value of a Share, Performance Units the value of which is not based on the Fair Market Value of a Share that would pay more than $5,000,000, an Annual Incentive Award that would pay more than $5,000,000, or a Long-Term Incentive Award that would pay more than $10,000,000 under the Plan. No Non-Employee Director shall be granted, during any calendar year, Options for more than 25,000 Shares, Stock Appreciation Rights with respect to more than 25,000 Shares, more than 25,000 Shares of Restricted Stock, or more than 25,000 Restricted Stock Units.

(iii)     Accounting for Awards. The number of Shares covered by an Award under the Plan shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv)     Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)     Adjustments; Change in Control. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 4(a)(i) and (ii), and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase,

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or exercise price with respect to any Award; and (D) the Performance Goals of an Award; or, if deemed appropriate, make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Award in exchange for cancellation of some or all of such Award (without the consent of the holder of an Award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective) or in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. In any event, previously granted Options or Stock Appreciation Rights are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and Stock Appreciation Rights represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or Stock Appreciation Rights.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

In order to preserve a Participant’s rights under an Award in the event of a Change in Control, the Committee in its discretion may, at the time an Award is granted or at any time thereafter, take one or more of the following actions with respect to a Change in Control: (i) provide for the acceleration of any time period relating to the Award or the exercise of the Award in connection with a Change in Control; (ii) provide for the cancellation of the Award upon or immediately prior to the Change in Control in exchange for an amount of cash or other property equal to the value of the Award or the value that could have been received upon the exercise of the Award had the Award then been vested and/or exercisable; (iii) adjust the terms of the Award in the manner determined by the Committee to be appropriate to reflect the Change in Control; (iv) cause the Award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company in connection with a Change in Control.

(c)     Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

5.	Eligibility

The Committee may designate any Key Employee as a Participating Key Employee. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to Section 6(a), Stock Appreciation Rights pursuant to

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Section 6(b), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d). The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

6.	Awards

(a)     Option Awards. The Committee may grant Options to Key Employees and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i)      Type of Option. The Committee shall determine whether an Option granted to a Participating Key Employee is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Key Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(ii)     Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and provided further that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

(iii)    Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant; and provided further that each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five years after the date of its grant.

(iv)    Grant Date. The date of grant of each Option shall be fixed by the Committee; provided, however, that such date of grant may not be prior to the date of the Committee’s approval of the grant.

(v)     Vesting, Exercisability and Method of Exercise. An Option shall become vested and exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee, except that Options may not be granted with a vesting period shorter than one year (other than Options relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(vi)    Incentive Stock Options. The terms of any Incentive Stock Option granted to a Key Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding

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any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Amendment Approval Date. If the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to a Participating Key Employee (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, or if Options that are intended to be Incentive Stock Options otherwise fail to meet the applicable requirements of the Code, then such Incentive Stock Options shall be treated as a Non-Qualified Stock Options to the extent such $100,000 limitation is exceeded or to the extent of such other failure.

(b)     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Key Employees or Non-Employee Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, grant date (which may not be prior to the date of the Committee’s approval of the grant), term (which may not extend more than ten years from the date of the grant), methods of exercise, methods of settlement (including whether the Participating Key Employee or Non-Employee Director will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee shall also determine the vesting provisions of Stock Appreciation Rights, provided that Stock Appreciation Rights may not be granted with a vesting period shorter than one year (other than Stock Appreciation Rights relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)     Restricted Stock Awards.

(i)     Issuance. The Committee may grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii)    Restrictions. Shares of Restricted Stock granted to Participating Key Employees and Non-Employee Directors shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that Shares of Restricted Stock may not be granted with a vesting period shorter than one year (other than Shares of Restricted Stock that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)).

(iii)   Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director, such certificate shall be registered in the name of the Participating Key Employee or

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Non-Employee Director and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)   Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee or Non-Employee Director, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or Non-Employee Director, or, if the Participating Key Employee or Non-Employee Director received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates to describe the restrictions imposed under the Plan shall be removed.

(v)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee or Non-Employee Director.

(d)     Restricted Stock Units.

(i)     Issuance. The Committee may grant Awards of Restricted Stock Units to Key Employees or Non-Employee Directors.

(ii)    Restrictions. Restricted Stock Units granted to Participating Key Employees or Non-Employee Directors shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that Restricted Stock Units may not be granted with a vesting period shorter than one year (other than Restricted Stock Units relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)).

(iii)   Payment of Shares. The Committee shall determine whether to settle Restricted Stock Units in cash, in Shares, or a combination thereof at end of any applicable restriction period; provided, however, that the Committee may defer, or make available such deferral elections with respect to, the settlement of Restricted Stock Units as it deems appropriate, subject in each case to the requirements of Code Section 409A.

(iv)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participating Key Employee or Non-Employee Director.

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(e)     Performance Shares and Performance Units.

(i)      Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii)     Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, provided that Performance Shares and/or Performance Units may not be granted with a vesting period shorter than one year (other than Performance Shares or Performance Units relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)). The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to determine the Performance Goals applicable to any Award.

(iii)   No Voting Rights. Participating Key Employees shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv)    Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, subject to the Committee approving the satisfaction of the applicable Performance Goal if such Committee approval is required by the terms of the Award, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(f)     Annual Incentive Awards. Subject to the terms of this Plan, the Committee may grant Annual Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Annual Incentive Awards. The Committee shall determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; (ii) the performance period must relate to a period of

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one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or an Affiliate or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (iii) Annual Incentive Awards may not be granted with a vesting period shorter than one year.

(g)     Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee may grant Long-Term Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Long-Term Incentive Awards. The Committee shall determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; (ii) the performance period must relate to a period of more than one fiscal year of the Company; and (iii) Long-Term Incentive Awards may not be granted with a vesting period shorter than one year.

(h)     General.

(i)     No Consideration for Awards. Awards shall be granted to Participating Key Employees and Non-Employee Directors for no cash consideration unless otherwise determined by the Committee.

(ii)    Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii)   Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or (subject to the limitations of Section 6(j)) in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)    Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee or Non-Employee Director may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v)     Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company);

2019 Proxy Statement | A-15

provided, however, that a Participating Key Employee or Non-Employee Director at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)    Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii)   Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

(i)     Dividends and Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participating Key Employees and Non-Employee Directors, entitling the Participating Key Employees and Non-Employee Directors to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with “full-value” Awards granted to the Participating Key Employee or Non-Employee Director under the Plan. For this purpose, a “full-value” Award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share) and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose. Notwithstanding anything to the contrary in the Plan, no dividends or Dividend Equivalents may be paid to a Participant with respect to an Award prior to the vesting of such Award.

(j)     No Repricing or Backdating of Options of Stock Appreciation Rights. Except for adjustments made pursuant to Section 4(b), neither the Committee nor any other person may decrease the exercise or grant price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash or other

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Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price. In addition, the Committee may not make a grant of an Option or Stock Appreciation Right with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(k)     Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

7.	Amendment and Termination of the Plan; Correction of Defects and Omissions

(a)     Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board of Directors of the Company or the Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that:

(i)     approval by the Board of Directors shall be required for any such action to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)    stockholder approval of any amendment of the Plan shall also be obtained to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)   stockholder approval is required for any of the following Plan amendments: (A) an amendment to materially increase any number of Shares or limits specified in Section 4(a) (except as contemplated by Section 4(b)), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 6(j) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.

(b)     Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or any cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(c)     Recoupment of Awards. Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent

2019 Proxy Statement | A-17

contemplated by such policies) and (ii) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).

(d)     Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e)     Survival Of Awards. Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 7 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination.

8.	General Provisions

(a)     No Rights to Awards. No Key Employee, Participating Key Employee, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee or Non-Employee Director.

(b)     Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(c)     No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

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(e)     Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f)     No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(g)    Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

(h)    Governing Law; Limitations on Actions. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without reference to conflict of law principles thereof, and applicable federal law. Any action or other legal proceeding with respect to the Plan or any Award may be brought only within the period ending on the earlier of (i) one year after the date the claimant in such action or proceeding knows or with the exercise of reasonable care should have known of the facts giving rise to the claim, or (ii) the expiration of the applicable statute of limitations period under applicable law. Exclusive jurisdiction over any such actions or legal proceedings shall reside in the courts of the State of Colorado and the United States District Court located in Denver, Colorado.

(i)     Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(j)     No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

2019 Proxy Statement | A-19

Appendix A

In connection with the consummation of the acquisition (the “Acquisition”) contemplated by the Arrangement Agreement (the “Arrangement Agreement”), dated July 13, 2014, among Whiting Petroleum Corporation (the “Company”), Kodiak Oil & Gas Corp. (“Kodiak”) and 1007695 B.C. Ltd., a wholly-owned subsidiary of the Company (“Acquiror Canadian Sub”), pursuant to which Acquiror Canadian Sub acquired all of the outstanding common shares of Kodiak, and Acquiror Canadian Sub and Kodiak amalgamated to form one corporate entity with Kodiak surviving the amalgamation as part of a plan of arrangement, on December 8, 2014, the Company assumed under the Company’s 2013 Equity Incentive Plan (the “Plan”) and converted to awards relating to Shares (as defined in the Plan) the outstanding awards under Kodiak’s 2007 Stock Incentive Plan (the “Kodiak Stock Plan”) that, prior to the Acquisition, related to the common shares of Kodiak (such assumed and converted awards, the “Assumed Awards”).

The Assumed Awards shall continue to be subject to the terms and conditions of the applicable award agreements issued under the Kodiak Stock Plan, except that references to Kodiak shall be deemed to refer instead to the Company, the shares to which the awards relate shall be Shares and the number of Shares to which the awards relate and the exercise prices thereof shall be adjusted as provided in the Arrangement Agreement. The Assumed Awards shall otherwise be subject to the terms and conditions of the Plan, except as set forth below or to the extent required for compliance with the regulations under the Internal Revenue Code of 1986, as amended, concerning performance-based compensation and incentive stock options, for compliance with any other applicable regulations or listing standards or to preserve favorable accounting or tax treatment for the Company.

Terms and Conditions Applicable to the Assumed Awards

(capitalized terms used and not defined below having the meanings originally set forth in the Kodiak Stock Plan)

1.

Options which are outstanding under the Kodiak Incentive Share Option Plan (the “Pre-Existing Plan”) as of the effective date of the Kodiak Stock Plan shall continue to be exercisable and shall be governed by and be subject to the terms of the Pre-Existing Plan and the stock option agreements evidencing their issuance.

2.

In the event that the Compensation Committee (the “Committee”) of the Board of Directors of Whiting Petroleum Corporation (the “Company”) shall determine that any dividend or other distribution (whether in the form of cash, shares of the common stock of the Company (“Shares”), other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (ii) the purchase price or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

3.	Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a director (in either case as determined under

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criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

4.

Except as otherwise provided in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

5.

The validity, construction and effect of any Award, and any rules and regulations relating to any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the Yukon Territory.

6.

Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the laws of the Yukon Territory.

2019 Proxy Statement | A-21

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time on May 1, 2019.

Vote by Internet • Go to www.envisionreports.com/WLL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 through 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Thomas L. Aller*	☐	☐	02 - James E. Catlin*	☐	☐	03 - Michael B. Walen*	☐	☐
* for terms expiring at the 2022 Annual Meeting and until their successors are duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of Advisory Resolution on Compensation of Named Executive Officers.	☐	☐	☐	3.	Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2019.	☐	☐	☐

4.	Approval of Amendment and Restatement to Whiting Petroleum Corporation 2013 Equity Incentive Plan.	☐	☐	☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Whiting Petroleum Corporation

2019 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bradley J. Holly and Bruce R. DeBoer, and each of them, as proxies, with full power of substitution (to act jointly or if only one acts then by that one), for the undersigned at the Annual Meeting of Stockholders of Whiting Petroleum Corporation to be held on Wednesday, May 1, 2019, at 10:00 A.M., Mountain Time, in the 1700 Club, located on the lower level of the Wells Fargo Center at 1700 Lincoln Street, Denver, Colorado 80203, or any adjournments or postponements thereof, to vote thereat as designated on the reverse side of this card all of the shares of Common Stock of Whiting Petroleum Corporation held of record by the undersigned on March 7, 2019 as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other proxy heretofore executed by the undersigned for such Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees listed, FOR the approval of the advisory resolution on compensation of named executive officers, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019, and FOR approval to amend and restate the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 through 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Thomas L. Aller*	☐	☐	02 - James E. Catlin*	☐	☐	03 - Michael B. Walen*	☐	☐
* for terms expiring at the 2022 Annual Meeting and until their successors are duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of Advisory Resolution on Compensation of Named Executive Officers.	☐	☐	☐	3.	Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2019.	☐	☐	☐

4.	Approval of Amendment and Restatement to Whiting Petroleum Corporation 2013 Equity Incentive Plan.	☐	☐	☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Whiting Petroleum Corporation

2019 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bradley J. Holly and Bruce R. DeBoer, and each of them, as proxies, with full power of substitution (to act jointly or if only one acts then by that one), for the undersigned at the Annual Meeting of Stockholders of Whiting Petroleum Corporation to be held on Wednesday, May 1, 2019, at 10:00 A.M., Mountain Time, in the 1700 Club, located on the lower level of the Wells Fargo Center at 1700 Lincoln Street, Denver, Colorado 80203, or any adjournments or postponements thereof, to vote thereat as designated on the reverse side of this card all of the shares of Common Stock of Whiting Petroleum Corporation held of record by the undersigned on March 7, 2019 as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other proxy heretofore executed by the undersigned for such Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees listed, FOR the approval of the advisory resolution on compensation of named executive officers, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019, and FOR approval to amend and restate the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.